                                                                     Exhibit 3.2

                                                                  EXECUTION COPY


                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

     SECOND AMENDMENT TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT


                  THIS SECOND AMENDMENT ("Amendment") is entered into as of the 1st day of October, 1998, by and among MeriStar Hospitality Corporation, a Delaware corporation, as General Partner, and the Persons listed on Exhibit A annexed hereto, as Limited Partners, for the purpose of amending that certain Second Amended and Restated Limited Partnership Agreement of MeriStar Hospitality Operating Partnership, L.P., dated as of August 3, 1998, as amended (the "Partnership Agreement"). Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Partnership Agreement.
                              W I T N E S S E T H :


             WHEREAS, MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), has become party to that certain Contribution Agreement, dated as of April 9, 1998, by and among CapStar Management Company, L.P. and CapStar Hotel Company, as purchasers, and South Seas Properties Company Limited Partnership ("SSPC"), South Seas Resorts Company Limited Partnership, Marco SSP, Ltd. and South Seas & Captiva Properties, L.P., as sellers (the "Contribution Agreement");

                  WHEREAS, pursuant to the Contribution Agreement, certain persons received 916,230 OP Units (the "South Seas Parties"); and

                  WHEREAS, the South Seas Parties wish to be admitted to the Partnership as additional Limited Partners, and the General Partner is willing to so admit the South Seas Parties.


             NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


                  1.       Admission of South Seas Parties; Partnership Units.

                  Each of the South Seas Parties is hereby admitted to the Partnership as a Limited Partner. Each of the South Seas Parties hereby agrees to be bound by all of the provisions of the Partnership Agreement. The Partnership Interests owned by the South Seas Parties shall be OP Units. The Partnership shall use the "traditional method", within the meaning of Treas. Reg. Section 1.704-(3)(b), of allocating items of income, gain, loss and deduction with respect to the assets contributed to the Partnership by the South Seas Parties, except to the extent that the General Partner reasonably determines, at the time of the filing of the federal income tax return of the General Partner for its taxable year 1998, that use of the traditional method with curative allocations, as described in Treas. Reg. Section 1.704-3(c), or of remedial allocations, as described in Treas. Reg. Section 1.704-3(d), is required in order to cause the REIT taxable income of the General Partner for its taxable years 1999 and 2000, respectively, not to exceed the amount that the General Partner is reasonably expected to distribute to its shareholders with respect to each such year under its dividend policy in effect at the time of determination.

                  2.       Amendment.

                  Exhibit A to the Partnership Agreement is hereby amended in its entirety and replaced with Exhibit A annexed hereto.

                  3.       Counterparts.

                  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original; such counterparts together shall constitute but one agreement.

                                                                               3
                  IN WITNESS WHEREOF, the undersigned has executed this Second Amendment to the Partnership Agreement as of October 1, 1998.


                                            GENERAL PARTNER:

                                            MERISTAR HOSPITALITY CORPORATION

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            LIMITED PARTNERS:

                                            SOUTH SEAS PROPERTIES
                                            COMPANY LIMITED PARTNERSHIP

                                            By: T&T Resorts, L.C.


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            SOUTH SEAS RESORTS
                                            COMPANY LIMITED PARTNERSHIP

                                            By: S.S. Resort Management, L.C.


                                            By:
                                              ----------------------------------
                                            Name:
                                            Title:

                                            MARCO SSP, LTD.

                                            By: Marco SSP, Inc.


                                            By:
                                              ----------------------------------
                                            Name:
                                            Title:

                                                                               4
                                            SOUTH SEAS & CAPTIVA
                                            PROPERTIES, L.P.

                                            By: Resorts Realty, Inc.

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT A

                       PARTNERS AND PARTNERSHIP INTERESTS

Total Shares of MeriStar Hospitality Corporation Outstanding: 45,894,689 Total OP Units Outstanding: 50,341,441

      Name and Address of Partner           Redemption     OP Units       Class B         Class C          Class D        Percentage
      ---------------------------              Date        --------       OP Units        OP Units         OP Units        Interest
                                               ----                       --------        --------         --------        --------
General Partner
---------------

MeriStar Hospitality Corporation               N/A           503,414          0               0                0             1.00%
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007

Limited Partners                                                              0               0                0
----------------

MeriStar LP, Inc.                              N/A        45,391,275                                                        90.17
EquiStar Acquisition Corporation
CapStar Westchase Acquisition Corp.
CapStar Lexington, Inc.
CapStar Austin, Inc.
CapStar PA, Inc.
1010 Wisconsin Avenue, N.W.
Washington, D.C.  20007

3005 Hotel Associates, Ltd.                                   26,636          0               0                0             0.05
5605 MacArthur Blvd.
Suite 1200
Irving, Texas 75038

Jackson-Shaw Partners No. 51, Ltd.                             4,455          0               0                0             0.01
3131 McKinney, Suite 200
Dallas, Texas 75204

3100 Hotel Associates, L.P.                                   20,612          0               0                0             0.04
5605 MacArthur Blvd.
Suite 1200
Irving, Texas 75038

      Name and Address of Partner           Redemption     OP Units       Class B         Class C          Class D        Percentage
      ---------------------------              Date        --------       OP Units        OP Units         OP Units        Interest
                                               ----                       --------        --------         --------        --------
General Partner
---------------

Virtual Hospitality, Inc.                                      5,279          0               0                0             0.01
5605 MacArthur Blvd.
Suite 1200
Irving, Texas 75038

Lewis W. Shaw, II                                             60,850          0               0                0             0.12
9915 Meadowbrook
Dallas, Texas 75220

Kenneth W. Shaw                                               59,907          0               0                0             0.012
1313 Plantation Drive
Colleyville, TX 76034

Monica Jorns                                                  16,190          0               0                0             0.03
900 Kingsburg Way
Southlake, TX 76029

Steven D. Jorns                                               44,659          0               0                0             0.09
900 Kingsburg Way
Southlake, TX 76092

Bruce G. Wiles                                                18,039          0               0                0             0.04
5204 Lincolnshire Ct.
Dallas, TX 75287

Kenneth E. Barr                                                8,475          0               0                0             0.02
3206 Brook Glen Drive
Garland, TX 75044

3860 Investors Joint Venture                                  18,268          0               0                0             0.04
5605 MacArthur Blvd.
Suite 1200
Dallas, TX 75038

John D. Gourley                                                5,704          0               0                0             0.01
Madison Realty Investors
6116 North Central Expressway, Suite 901
Dallas, TX 75206

Louis E. Capt                                                 24,357          0               0                0             0.05
L.E.C. Investments

      Name and Address of Partner           Redemption     OP Units       Class B         Class C          Class D        Percentage
      ---------------------------              Date        --------       OP Units        OP Units         OP Units        Interest
                                               ----                       --------        --------         --------        --------
General Partner
---------------

333 E. Main (Box 189)
Uvalde, TX 78801

Richard O. Jacobson                                           36,537          0               0                0             0.07
c/o Jacobson Warehouses
3811 Dixon Avenue
Des Moines, IA 50313

Thomas J. Corcoran, Jr.                                       36,537          0               0                0             0.07
4100 Oxford Court
Colleyville, TX 76034

Hervey A. Feldman                                             18,268          0               0                0             0.04
8181 Douglas, #310
Dallas, TX 75225

Jerry Jacob                                                    8,525          0               0                0             0.02
90 Perkins Road
Greenwich, CT 06830

Pin Nien Hwang                                                 6,089          0               0                0             0.01
360 E. Randolph St. #3006
Chicago, IL 60601

Thomas L. Wiese                                                3,045          0               0                0             0.01
3611 Ingleside Drive
Dallas, TX 75229

Steven L. Cobb                                                 3,045          0               0                0             0.01
10929 South Richmond Avenue
Tulsa, OK 74137

Barbara Hess                                                   6,955          0               0                0             0.01
12920 NW 17th Street
Topeka, KS 66615

DFW South Acquisition Corporation                                  98,041              0              0            0          0.19
545 East John Carpenter Freeway
Suite 1300
Irving, TX 75062

Corporate Property Associates 4,                                  361,889              0              0            0          0.72
a California Limited Partnership
c/o W.P. Carey & Company, Inc.
Attn: Anthony Mohl
50 Rockefeller Plaza, 2nd Fl.
New York, NY 10020

Corporate Property Associates 8, L.P.                             418,380              0              0            0          0.83
c/o W.P. Carey & Company, Inc.
Attn: Anthony Mohl
50 Rockefeller Plaza, 2nd Fl.
New York, NY 10020

Devlo, Inc.                                                        20,608              0              0            0          0.04
c/o James Pruett
4381 Green Oaks Blvd. West, #100
Arlington, TX 76016

The Cocoa Beach Company, Inc.                                       2,278              0              0            0          0.01
c/o Spieth, Bell, McCurdy &
  Newell Co., L.P.A.
925 Euclid Avenue, Suite 2000
Cleveland, OH  44115

Charles R. Faust                                                   22,340              0              0            0          0.04
Beck-Summit Management Group
4116 N. Ocean Drive, Suite 700
Lauderdale by the Sea, FL  33308

C. Wayne Thompson                                                  44,682              0              0            0          0.09
325 Fifth Avenue
Indialantic, FL  32903

S. Ronald Thompson                                                 44,682              0              0            0          0.09
325 Fifth Avenue
Indialantic, FL  32903

John D. Monson                                                     55,852              0              0            0          0.11
c/o Ostendorf-Morris Company

1100 Superior Avenue, Suite 1000
Cleveland, OH  44114

Clyde E. Williams, Jr.                                             18,601              0              0            0          0.04
c/o Spieth, Bell, McCurdy &
  Newell Co., L.P.A.
925 Euclid Avenue, Suite 2000
Cleveland, OH  44115

CW Associates Co.                                                  37,250              0              0            0          0.07
c/o Spieth, Bell, McCurdy &
  Newell Co., L.P.A.
925 Euclid Avenue, Suite 2000
Cleveland, OH  44115

1815 Hotel Associates Limited Partnership,                         11,568              0              0            0          0.02
c/o MeriStar Hospitality Corporation,
1010 Wisconsin Avenue, N.W.
Washington, D.C.  20007

Prime Hospitality Corp.                                           439,375              0              0            0          0.87
700 Route 46 East
Fairfield, NJ  07707-2700

O/K Associates Limited Partnership                                      0              0      1,108,873            0          2.20
9400 West Foster, Suite 204
Chicago, Illinois  60656

CapStar Management Company, L.L.C.                Present       1,083,759              0              0      392,157          2.93
1010 Wisconsin Avenue, N.W.
Washington, D.C.  20007

Harold Kent                                                             0         15,854              0            0          0.03
10 West 66th Street, Apt. 26G
New York, New York 10023

S. Stephen Atkins                                                       0         14,921              0            0          0.03
3 Hemshire Drive
Livingston, New Jersey 07039

Charles Atkins                                                          0          6,528              0            0          0.01
50 Grandview Place
North Caldwell, New Jersey 07006

Jack L. Atkins                                                          0          6,528              0            0          0.01

20 Oak Hill Road
Short Hills, New Jersey 07078

Robert E. Atkins                                                        0          1,865              0            0          0.01
19 Ave Maria Ct.
Millington, New Jersey 07946

Rita Cohen                                                              0            466              0            0          0.01
13 Cypress Terrace
Springfield, New Jersey 07081

Muriel E. Sissleman                                                     0            466              0            0          0.01
3024 NW 63rd Street
Boca Raton, Florida 33496

South Sea Parties                                  8/1/99         916,230              0              0            0          1.82
    Total....................................                  48,793,783         46,628      1,108,873      392,157        100.00%
                                                               ==========         ======      =========      =======        ======

                             FIRST AMENDMENT TO THE
           SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
                                       OF
                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

          WHEREAS, MeriStar Hospitality Operating Partnership, L.P. (the "PARTNERSHIP") is governed by a Second Amended and Restated Limited Partnership Agreement, dated as of August 3, 1998 (the "PARTNERSHIP AGREEMENT"). Unless otherwise defined herein, all defined terms used herein shall have such meaning ascribed such terms in the Partnership Agreement.

          WHEREAS, the Partnership desires to amend Exhibit A of the Partnership Agreement to reflect the issuance of the Class B OP Units and the admission of Additional Limited Partners and the exchange by Jim Sowell Construction Co., Inc. and James E. Sowell of their respective 12,731 and 95,223 OP Units into shares of restricted common stock, par value $0.01 per share, of MeriStar Hospitality Corporation (the "Common Stock"); and

          WHEREAS, the Partnership desires to reflect such changes on the books and records of the Partnership.

          NOW, THEREFORE, the undersigned, the general partner of the Partnership, being desirous of effectuating the foregoing and amending the Partnership Agreement accordingly, hereby effects the following:

          1. Exhibit A is hereby deleted and replaced in its entirety by the attached Exhibit A-1, dated August 21, 1998, to reflect the issuance by the Company of Class B OP Units of the Partnership to each of Harold Kent, S. Stephen Atkins, Charles Atkins, Jack L. Atkins, Robert E. Atkins, Rita Cohen and Muriel E. Sisselman and to reflect the exchange of OP Units by Jim Sowell Construction Co., Inc. and James E. Sowell into shares of Common Stock.

          2. Except as amended herein, the Partnership Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the undersigned has executed this First Amendment to the Partnership Agreement as of August 21, 1998.

                                             GENERAL PARTNER:

                                             MERISTAR HOSPITALITY CORPORATION

                                             By: /s/ Bruce G. Wiles
                                                 ____________________________
                                                 Name: Bruce G. Wiles
                                                 Title: President and Chief
                                                        Investment Officer

466 Total Shares of MeriStar Hospitality Corporation Outstanding: 45,861,504 Total OP Units Outstanding: 50,501,995
Reflects the issuance of 46,628 Class B OP Units to the limited partners of Leoat Development Company Ltd. in connection with the Mt. Arlington purchase and the exchange of
12,731 OP units by Jim Sowell Construction Co., Inc. and
95,233 by James E. Sowell.


                                Exhibit A-1

                             Partnership Interests

                                                              Class B        Class C        Class D      Percentage
     Name and Address of Partner              OP Units       OP Units       OP Units       OP Units       Interest
     ---------------------------             ----------     ----------     ----------     ----------     ----------
General Partner
----------------------------------------
MeriStar Hospitality Corporation                505,019                                                      1.00%
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007

Limited Partners
----------------------------------------
MeriStar LP, Inc.                            45,356,485                                                     89.81%
EquiStar Acquisition Corporation
CapStar Westchase Acquisition Corp.
CapStar Lexington, Inc.
CapStar Austin, Inc.
CapStar PA, Inc.
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007

                                                     Class B        Class C        Class D         Percentage
   Name and Address of Partner        OP Units       OP Units       OP Units       OP Units         Interest
3005 Hotel Associates, Ltd.           26,636                                                          .05%
5605 MacArthur Blvd.
Suite 1200
Irving, Texas 75038

Jackson-Shaw Partners No. 51, Ltd.     4,455                                                          .009%
3131 McKinney, Suite 200
Dallas, Texas 75204

3100 Hotel Associates, L.P.           20,612                                                          .04%
5605 MacArthur Blvd.
Suite 1200
Irving, Texas 75038

Virtual Hospitality, Inc.              5,279                                                          .01%
5605 MacArthur Blvd.
Suite 1200
Irving, Texas 75038

Lewis W. Shaw, II                     60,850                                                          .12%
9915 Meadowbrook
Dallas, Texas 75220

Kenneth W. Shaw                       59,907                                                          .12%
1313 Plantation Drive
Colleyville, TX 76034

Monica Jorns                          16,190                                                          .03%
900 Kingsburg Way
Southlake, TX 76029

                                                          Class B        Class C        Class D        Percentage
Name and Address of Partner                OP Units       OP Units       OP Units       OP Units        Interest
---------------------------                --------       --------       --------       --------       ----------
Steven D. Jorns                             44,659                                                         .09%
900 Kingsburg Way
Southlake, TX 76092

Bruce G. Wiles                              18,039                                                         .04%
5204 Lincolnshire Ct.
Dallas, TX 75287

Kenneth E. Barr                              8,475                                                         .02%
3206 Brook Glen Drive
Garland, TX 75044

3860 Investors Joint Venture                18,268                                                         .04%
5605 MacArthur Blvd.
Suite 1200
Dallas, TX 75038

John D. Gourley                              5,704                                                         .01%
Madison Realty Investors
6116 North Central Expressway, Suite 901
Dallas, TX 75206

Louis E. Capt                               24,357                                                         .05%
L.E.C. Investments
333 E. Main (Box 189)
Uvalde, TX 78801

Richard O. Jacobson                         36,537                                                         .07%
c/o Jacobson Warehouses
3811 Dixon Avenue
Des Moines, IA 50313

                                               Class B     Class C     Class D     Percentage
Name and Address of Partner        OP Units    OP Units    OP Units    OP Units     Interest
---------------------------        --------    --------    --------    --------    ----------
Thomas J. Corcoran, Jr.             36,537                                             .07%
4100 Oxford Court
Colleyville, TX 76034

Hervey A. Feldman                   18,268                                             .04%
8181 Douglas, #310
Dallas, TX 75225

Jerry Jacob                          8,525                                             .02%
90 Perkins Road
Greenwich, CT 06830

Pin Nien Hwang                       7,185                                             .01%
360 E. Randolph St. #3006
Chicago, IL 60601

Thomas L. Wiese                      3,045                                            .006%
3611 Ingleside Drive
Dallas, TX 75229

Steven L. Cobb                       3,045                                            .006%
10929 South Richmond Avenue
Tulsa, OK 74137

Barbara Hess                         6,955                                             .01%
12920 NW 17th Street
Topeka, KS 66615

                                                         Class B    Class C    Class D    Percentage
        Name and Address of Partner           OP Units   OP Units   OP Units   OP Units    Interest
--------------------------------------------  --------   --------   --------   --------   ----------
DFW South Acquisition Corporation              98,041                                        .19%
545 East John Carpenter Freeway
Suite 1300
Irving, TX 75062

Corporate Property Associates 4,              361,889                                        .72%
a California Limited Partnership
c/o W.P. Carey & Company, Inc.
Attn: Anthony Mohl
50 Rockefeller Plaza, 2nd Fl.
New York, NY 10020

Corporate Property Associates 8, L.P.         418,380                                        .83%
c/o W.P. Carey & Company, Inc.
Attn: Anthony Mohl
50 Rockefeller Plaza, 2nd Fl.
New York, NY 10020

Devlo, Inc.                                    20,608                                        .04%
c/o James Pruett
4381 Green Oaks Blvd. West, #100
Arlington, TX 76016

The Cocoa Beach Company, Inc.                   2,278                                       .005%
c/o Spieth, Bell, McCurdy & Newell Co.,
 L.P.A.
925 Euclid Avenue, Suite 2000
Cleveland, OH 44115

                                                               Class B           Class C           Class D        Percentage
     Name and Address of Partner             OP Units         OP Units          OP Units          OP Units         Interest
     ---------------------------             --------         --------          --------          --------        ----------
Charles R. Faust                             22,340                                                                    .04%
Beck-Summit Management Group
4116 N. Ocean Drive, Suite 700
Lauderdale by the Sea, FL 33308

C. Wayne Thompson                            44,682                                                                    .09%
325 Fifth Avenue
Indialantic, FL 32903

S. Ronald Thompson                           44,682                                                                    .09%
325 Fifth Avenue
Indialantic, FL 32903

John D. Monson                               55,852                                                                    .11%
c/o Ostendorf-Morris Company
1100 Superior Avenue, Suite 1000
Cleveland, OH 44114

Clyde E. Williams, Jr.                       18,601                                                                    .04%
c/o Spieth, Bell, McCurdy &
  Newell Co., L.P.A.
925 Euclid Avenue, Suite 2000
Cleveland, OH 44115

CW Associates Co.                            37,250                                                                    .07%
c/o Spieth, Bell, McCurdy &
  Newell Co., L.P.A.
925 Euclid Avenue, Suite 2000
Cleveland, OH 44115

                                                                 Class B        Class C        Class D      Percentage
Name and Address of Partner                       OP Units       OP Units       OP Units       OP Units      Interest
---------------------------                       --------       --------       --------       --------     ----------
1815 Hotel Associates Limited Partnership,         11,568                                                      .02%
c/o MeriStar Hospitality Corporation,
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007

Prime Hospitality Corp.                           439,375                                                      .87%
700 Route 46 East
Fairfield, NJ 07707-2700

O/K Associates Limited Partnership                                             1,108,873                      2.20%
9400 West Foster, Suite 204
Chicago, Illinois 60656

CapStar Management Company, LLC                 1,083,759                                       392,157       2.86%
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007

Harold Kent                                                      15,854                                       .031%
10 West 66th Street, Apt. 26G
New York, New York 10023

S. Stephen Atkins                                                14,921                                       .029%
3 Hemshire Drive
Livingston, New Jersey 07039

Charles Atkins                                                    6,528                                       .012%
50 Grandview Place
North Caldwell, New Jersey 07006

Jack L. Atkins                                    6,528                                  .012%
20 Oak Hill Road
Short Hills, New Jersey 07078

Robert E. Atkins                                  1,865                                  .003%
19 Ave Maria Ct.
Millington, New Jersey 07946

Rita Cohen                                          466                                  .0009%
13 Cypress Terrace
Springfield, New Jersey 07081

Muriel E. Sissleman                                 466                                  .0009%
3024 NW 63rd Street
Boca Raton, Florida 33496

                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.
                                 August 3, 1998

                               TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE 1    DEFINED TERMS ............................................................     2

ARTICLE 2    ORGANIZATIONAL MATTERS ...................................................    14
             Section 2.1     Continuation .............................................    14
             Section 2.2     Name .....................................................    14
             Section 2.3     Registered Office and Agent; Principal Office ............    14
             Section 2.4     Power of Attorney ........................................    15
             Section 2.5     Term .....................................................    16

ARTICLE 3    PURPOSE ..................................................................    16
             Section 3.1     Purpose and Business .....................................    16
             Section 3.2     Powers ...................................................    17

ARTICLE 4    CAPITAL CONTRIBUTIONS ....................................................    17
             Section 4.1     Capital Contributions of the Partners ....................    17
             Section 4.2     Additional Funds; Restrictions on the Company ............    18
             Section 4.3     Issuance of Additional Partnership Interests; Admission
                             of Additional Limited Partners ...........................    19
             Section 4.4     Contribution of Proceeds of Issuance of REIT Stock .......    19
             Section 4.5     Repurchase of REIT Stock .................................    20
             Section 4.6     No Third Party Beneficiary ...............................    20
             Section 4.7     No Interest; No Return ...................................    21
             Section 4.8     No Preemptive Rights .....................................    21
             Section 4.9     Class B Certificate of Designation .......................    21
             Section 4.10    Class C Certificate of Designation .......................    21
             Section 4.11    Class D Certificate of Designation .......................    21

ARTICLE 5    DISTRIBUTIONS ............................................................    22

ARTICLE 6    ALLOCATIONS ..............................................................    25

ARTICLE 7    MANAGEMENT AND OPERATIONS OF BUSINESS ....................................    25
             Section 7.1     Management ...............................................    25
             Section 7.2     Certificate of Limited Partnership .......................    29
             Section 7.3     Reimbursement of the General Partner and the Company .....    30
             Section 7.4     Outside Activities of the General Partner......... .......    30
             Section 7.5     Contracts with Affiliates ................................    31
             Section 7.6     Indemnification ..........................................    31

                               TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
             Section 7.7     Liability of the General Partner .........................    33
             Section 7.8     Other Matters Concerning the General Partner .............    34
             Section 7.9     Title to Partnership Assets ..............................    34
             Section 7.10    Reliance by Third Parties ................................    35

ARTICLE 8    RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS ...............................    35
             Section 8.1     Limitation of Liability ..................................    35
             Section 8.2     Management of Business ...................................    36
             Section 8.3     Outside Activities of Limited Partners ...................    36
             Section 8.4     Return of Capital ........................................    36
             Section 8.5     Rights of Limited Partners Relating to the Partnership ...    37
             Section 8.6     Exchange Rights Agreement ................................    38

ARTICLE 9    BOOKS, RECORDS, ACCOUNTING AND REPORTS ...................................    38
             Section 9.1     Records and Accounting ...................................    38
             Section 9.2     Fiscal Year ..............................................    38
             Section 9.3     Reports ..................................................    38

ARTICLE 10   TAX MATTERS ..............................................................    39
             Section 10.1    Preparation of Tax Returns ...............................    39
             Section 10.2    Tax Elections ............................................    39
             Section 10.3    Tax Matters Partner ......................................    39
             Section 10.4    Organizational Expenses ..................................    41
             Section 10.5    Withholding ..............................................    41

ARTICLE 11   TRANSFERS AND WITHDRAWALS ................................................    42
             Section 11.1    Transfer .................................................    42
             Section 11.2    Transfer of the General Partner's General Partner
                             Interest .................................................    42
             Section 11.3    Limited Partners' Rights to Transfer .....................    44
             Section 11.4    Substituted Limited Partners .............................    45
             Section 11.5    Assignees ................................................    46
             Section 11.6    General Provisions .......................................    46

ARTICLE 12   ADMISSION OF PARTNERS ....................................................    47
             Section 12.1    Admission of Successor General Partner ...................    47
             Section 12.2    Admission of Additional Limited Partners .................    48
             Section 12.3    Amendment of Agreement and Certificate of
                             Limited Partnership ......................................    49

ARTICLE 13   DISSOLUTION, LIQUIDATION AND TERMINATION .................................    49
             Section 13.1    Dissolution ..............................................    49

                                                                                          Page
                                                                                          ----
             Section 13.2    Winding Up ...............................................    50
             Section 13.3    No Obligation to Contribute Deficit ......................    52
             Section 13.4    Rights of Limited Partners ...............................    52
             Section 13.5    Notice of Dissolution ....................................    52
             Section 13.6    Termination of Partnership and Cancellation of
                             Certificate of Limited Partnership .......................    52
             Section 13.7    Reasonable Time for Winding-up ...........................    53
             Section 13.8    Waiver of Partition ......................................    53

ARTICLE 14   AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS .............................    53
             Section 14.1    Amendments ...............................................    53
             Section 14.2    Meetings of the Partners .................................    54

ARTICLE 15   GENERAL PROVISIONS .......................................................    55
             Section 15.1    Addresses and Notice .....................................    55
             Section 15.2    Titles and Captions ......................................    56
             Section 15.3    Pronouns and Plurals .....................................    56
             Section 15.4    Further Action ...........................................    56
             Section 15.5    Binding Effect ...........................................    56
             Section 15.6    Creditors ................................................    56
             Section 15.7    Waiver ...................................................    56
             Section 15.8    Counterparts .............................................    56
             Section 15.9    Applicable Law ...........................................    57
             Section 15.10   Invalidity of Provisions .................................    57
             Section 15.11   Entire Agreement .........................................    57
             Section 15.12   Guaranty by the Company ..................................    57
             Section 15.13   Merger ...................................................    57
             Section 15.14   Limitation of Partnership Interest .......................    57


EXHIBITS
--------
Exhibit A  -  Partners' Contributions and Partnership Interests
Exhibit B  -  Allocations
Exhibit C  -  Class B Certificate of Designation
Exhibit D  -  Class C Certificate of Designation
Exhibit E  -  Class D Certificate of Designation

                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.
        (F/K/A AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P.)

                  THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P. (this "AGREEMENT"), dated as of August 3, 1998, is entered into by and among MERISTAR HOSPITALITY CORPORATION, a Maryland corporation as general partner ("MERISTAR" or the "GENERAL PARTNER") and the Limited Partners set forth on the limited partner signature pages attached hereto;

                  WHEREAS, MeriStar Hospitality Operating Partnership, L.P. (the "PARTNERSHIP"), was initially formed pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware by filing a certificate of limited partnership on April 9, 1996 with the Secretary of State of the State of Delaware and entering into a limited partnership agreement dated as of April 9, 1996 (the "ORIGINAL PARTNERSHIP AGREEMENT");

                  WHEREAS, the Original Partnership Agreement was amended and restated on July 31, 1996 (the "AMENDED AND RESTATED PARTNERSHIP AGREEMENT") to, inter alia, admit Additional Limited Partners (as defined below);

                  WHEREAS, AGH GP, Inc., a Nevada corporation ("AGH GP"). on August 3, 1998, merged with and into the General Partner (the "GP MERGER", and prior to that time had been the general partner of the Partnership (as defined below);

                  WHEREAS, after the consummation of the GP Merger, the General Partner, as general partner of the Partnership, continued the business of the Partnership without dissolution to accordance with the terms of the Amended and Restated Partnership Agreement:

                  WHEREAS, subsequent to the GP Merger. but still on August 3, 1998, the General Partner merged with CapStar Hotel Company, with the General Partner being the surviving entity operating under the name MeriStar Hospitality Corporation, and the business of the Partnership was continued without dissolution in accordance with the terms of the Amended and Restated Partnership Agreement;

                  WHEREAS, CapStar Hotel Company LLC, a Delaware limited liability company ("CapStar Hotel LLC") and CapStar Hotel Company II, LLC, a Delaware limited liability company ("CAPSTAR Hotel II LLC"), on August 3, 1998 merged with and into the Partnership;

                  WHEREAS, the General Partner desires, pursuant to Section 14.1A and Section 14.1B of this Agreement, to amend and restate the Amended and Restated Partnership Agreement to reflect (i) the admission of MeriStar as the general partner of the Partnership. (ii) the merger of CapStar Hotel LLC and CapStar Hotel II LLC with and into the Partnership and the admission of CapStar Management Company, LLC as an Additional Limited Partner, (iii) the change of the Partnership's name to "MeriStar Hospitality Operating Partnership, L.P." and address to 1010 Wisconsin Avenue, N.W., Washington, DC 20007 and (iv) other clarifications to this Agreement, not inconsistent with this Agreement, in accordance with Section 14.1B hereto.

                  NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

                  The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

                  "ACT" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

                  "ADDITIONAL LIMITED PARTNER" means a Person that has executed and delivered an additional limited partner signature page, has been admitted to the Partnership as a Limited Partner pursuant to Section 4.3 hereof and who is shown as such on the books and records of the Partnership.

                  "ADJUSTED CAPITAL ACCOUNT DEFICIT" means with respect to any Partner, the negative balance, if any, in such Partner's Capital Account as of the end of any relevant fiscal year, determined after giving effect to the following adjustments:

                  (a) credit to such Capital Account any portion of such negative balance which such Partner (i) is treated as obligated to restore to the Partnership pursuant to the provisions of Section 1.704-1(b)(2)(ii)(c) of the Regulations, or (ii) is deemed to be obligated to restore to the Partnership pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

                  (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

                  "ADJUSTED CONTRIBUTION" means the Capital Contributions of any Partner reduced by the total distributions to such Partner from Capital Events. With respect to the

General Partner or the Initial Limited Partner (as the case may be), the Adjusted Contribution shall include the difference, if any, between gross proceeds from the future issuance of REIT Stock, if any, and the proceeds actually received by the Company.

                  "AFFILIATE" means, (a) with respect to any individual Person, any member of the Immediate Family of such Person or a trust established for the benefit of such member, or (b) with respect to any Entity, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, any such Entity.

                  "AGREEMENT" means this Second Amended and Restated Agreement of Limited Partnership, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

                  "ARTICLES OF INCORPORATION" means the Company's Amended and Restated Articles of Incorporation, filed with the Maryland State Department of Assessments and Taxation, as amended, modified, supplemented or restated from time to time, as the context requires.

                  "ASSIGNEE" means a Person to whom one or more OP Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in
Section 11.5.

                  "AVAILABLE CASH" means, with respect to the applicable period of measurement (i.e., any period beginning on the first day of the fiscal year, quarter or other period commencing immediately after the last day of the fiscal year, quarter or other applicable period for purposes of the prior calculation of Available Cash for or with respect to which a distribution has been made, and ending on the last day of the fiscal year, quarter or other applicable period immediately preceding the date of the calculation), the excess, if any, as of such date, of (a) the gross cash receipts of the Partnership for such period from all sources whatsoever, including, without limitation, the following:

                    (i) all Participating Lease and other rents, revenues, income and proceeds derived by the Partnership from its operations, including, without limitation, distributions received by the Partnership from any Entity in which the Partnership has an interest;
          (ii) all proceeds and revenues received by the Partnership on account of any sales of hotels or other property of the Partnership or as a refinancing of or payments of principal, interest, costs, fees, penalties or otherwise on account of any borrowings or loans made by the Partnership or financings or refinancings of any hotel or other property of the Partnership; (iii) the amount of any insurance proceeds and condemnation awards received by the Partnership; (iv) all capital contributions or loans received by the Partnership from its Partners; (v) all cash amounts previously reserved by the Partnership, to the extent such amounts are no longer needed for the specific purposes for which such amounts were reserved; (vi) all principal and interest received under the FF&E Note: and (vii) the proceeds of liquidation of the Partnership's property in accordance with this Agreement.

over (b) the sum of:

                  (i) all operating costs and expenses, including, to the extent of the Partnership's obligations under the Participating Leases, costs relating to the replacement or refurbishment of FF&E, taxes and other expenses of the Hotels, of the Partnership and capital expenditures made during such period (without deduction, however, for any capital expenditures, charges for Depreciation or other expenses not paid in cash or expenditures from reserves described in (viii) below); (ii) all costs and expenses expended or paid during such period in connection with the sale or other disposition, or financing or refinancing, of the hotels or other property of the Partnership or the recovery of insurance or condemnation proceeds; (iii) all fees provided for under this Agreement; (iv) all debt service, including principal and interest, paid during such period on all indebtedness (including under any line of credit) of the Partnership; (v) all capital contributions, advances, reimbursements or similar payments made to any Person in which the Partnership has an interest; (vi) all loans made by the Partnership in accordance with the terms of this Agreement; (vii) all reimbursements to the General Partner or its Affiliates during such period; and (viii) any new reserves or increases in reserves required to be established under the Participating Leases or reasonably determined by the General Partner to be necessary for working capital, capital improvements, payments of periodic expenditures, debt service or other purposes for the Partnership or any Person in which the Partnership has an interest.

                  Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

                  "CAPITAL ACCOUNT" means with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

                  a. to each Partner's Capital Account there shall be credited
         (i) such Partner's Capital Contributions, (ii) such Partner's distributive share of Net Income and any items in the nature of income or gain which are specially allocated to such Partner pursuant to Paragraphs 1 and 2 of Exhibit B and (iii) the amount of any Partnership liabilities assumed by such Partner or which are secured by any asset distributed to such Partner;

                  b. to each Partner's Capital Account there shall be debited
         (i) the amount of cash and the Gross Asset Value of any Hotel distributed to such Partner pursuant to any provision of this Agreement, (ii) such Partner's distributive share of Net Losses and any items in the nature of expenses or losses which are totally allocated to such Partner pursuant to Paragraphs 1 and 2 of Exhibit B and (in the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any asset contributed by such Partner to the Partnership; and

                  c. in the event all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.

                  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Sections 1.704-1(b) and 1.704-2 of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed assets or which are assumed by the Partnership, the General Partner or any Limited Partner) are computed in order to comply with such Regulations, the General Partner may make such modification; provided that it does not have an adverse effect on the amounts distributable to any Partner pursuant to Article 13 hereof upon the dissolution of the Partnership.

                  "CAPITAL CONTRIBUTION" means, with respect to any Partner, any cash, cash equivalents or the Gross Asset Value of property which such Partner contributes or is deemed to contribute to the Partnership pursuant to
Article 4 hereof.

                  "CAPITAL EVENT" means any Partnership transaction not in the ordinary course of its business including, without limitation, principal payments, prepayments, prepayment penalties, Participating Lease termination penalties, sales, exchanges, foreclosures or other dispositions of Hotels owned by the Partnership, recoveries of damage awards and insurance proceeds not used to rebuild (other than the receipt of contributions to the capital of the Partnership and business or rental interruption insurance proceeds not used to rebuild).

                  "CERTIFICATE" means the Certificate of Limited Partnership relating to the Partnership filed on April 9, 1996 in the office of the Delaware Secretary of State, as amended and/or restated from time to time in accordance with the terms hereof and the Act.

                  "CLASS B OP UNIT" means a fractional, undivided share of the Partnership Interests of all Partners, designated as Class B OP Units, issued pursuant to Sections 4.1, 4.2 and 4.3. The number of Class B OP Units outstanding and the Percentage Interests in the Partnership represented by such Class B OP Units are set forth in Exhibit A, as such Exhibit may be amended from time to time. The ownership of Class B OP Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the OP Units shall be uncertificated securities. The rights and preferences of the Class B OP Units are as set forth in the Class B Certificate of Designation (as defined in Section 4.9) of the Class B OP Units and shall entitle the holder thereof to the same rights and preferences of a holder of an OP Unit under this Agreement except with respect to the initial dividend such holder is entitled to receive following issuance of such Class B OP Unit.

                  "CLASS C OP UNIT" means a fractional, undivided share of the Partnership Interests of all Partners, designated as Class C OP Units, issued pursuant to Sections 4.1, 4.2 and 4.3. The number of Class C OP Units outstanding and the Percentage Interests in the Partnership represented by such Class C OP Units are set forth in Exhibit A, as such Exhibit may be amended from time to time. The ownership of the Class C OP Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the OP Units shall be uncertificated securities. The rights and preferences of the Class C OP Units are as set forth in the Class C Certificate of Designation (as defined in Section 4.10) of the Class C OP Units and shall entitle the holder thereof to the same rights and preferences of a holder of an OP Unit under this Agreement except as set forth in the Class C Certificate of Designation of the Class C OP Units.

                  "CLASS D OP UNIT" means a fractional, undivided share of the Partnership Interests of all Partners, designated as Class D OP Units, issued pursuant to Section 4.3. The number of Class D OP Units outstanding and the Percentage Interests in the Partnership represented by such Class D OP Units are set forth in Exhibit A, as such Exhibit may be amended from time to time. The ownership of the Class D OP Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the OP Units shall be uncertificated securities. The rights and preferences of the Class D OP Units are as set forth in the Class D Certificate of Designation (as defined in Section 4.11) of the Class D OP Units and shall entitle the holder thereof to the same rights and preferences of a holder of an OP Unit under this Agreement except as set forth in the Class D Certificate of Designation of the Class D OP Units.

                  "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

                  "COMPANY" means MeriStar Hospitality Corporation, a Maryland corporation, the General Partner and the parent of the Initial Limited Partner.

                  "CONSENT" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

                  "CONTRIBUTED PROPERTY" means each property, partnership interest, contract right or other asset, in such form as may be permitted by the Act, contributed or deemed contributed to the Partnership by any Partner (including any interest in a successor partnership as a result of a termination pursuant to Section 708 of the Code).

                 "DEPRECIATION" means, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation, depletion, amortization or other cost recovery deduction, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that except as otherwise provided in Section 1.704-2 of the Regulations, if there is a difference between the Gross Asset Value (including the Gross Asset Value, as determined pursuant to paragraph 1 of the definition of Gross Asset Value) and the adjusted tax basis of such asset at the beginning of such fiscal year or other period, Depreciation for such asset shall be an amount that bears the same ratio to the beginning Gross Asset Value of such asset as the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such fiscal year or other period bears to the beginning adjusted tax basis of such asset; provided, further, that if the federal income tax depreciation, depletion, amortization or other cost recovery. deduction for such asset for such fiscal year or other period is zero. Depreciation of such asset shall be determined with reference to the beginning Gross Asset Value of such asset using any reasonable method selected by the General Partner.

                  "DISTRIBUTION PERIOD" has the meaning set forth in Section 5. 1(b).

                  "ENTITY" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, cooperative or association.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).

                  "EXCHANGE FACTOR" has the meaning set forth in the Exchange Rights Agreement.

                  "EXCHANGE RIGHT" has the meaning set forth in the Exchange Rights Agreement.

                  "EXCHANGE RIGHTS AGREEMENT" has the meaning set forth in
Section 8.6.

                  "FF&E" means furniture, fixtures and equipment.

                  "FF&E NOTE" means those certain promissory notes in the original principal amount of $400,000 between AGH Leasing, L.P., a Delaware limited partnership, as maker, and the Partnership's subsidiaries, as payee, issued in connection with such subsidiaries' sale of certain FF&E to AGH Leasing L.P.

                  "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

                  "GENERAL PARTNER" means MeriStar Hospitality Corporation, a Maryland corporation, in its capacity as the general partner of the Partnership, or its successors as general partner of the Partnership.

                  "GENERAL PARTNER INTEREST" means a Partnership Interest held by the General Partner, in its capacity as general partner. A General Partner Interest may be expressed as a number of OP Units.

                  "GROSS ASSET VALUE" means, with respect to any asset of the Partnership, such asset's adjusted basis for federal income tax purposes, except as follows:

                  1. the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, without reduction for liabilities, as determined by the contributing Partner and the Partnership on the date of contribution thereof;

                  2. if the General Partner reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted in accordance with Sections 1.704-1(b)(2)(iv)(f) and (g) of the Regulations to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the General Partner, as of the following times:

                           a. a Capital Contribution (other than a de minimis
                  Capital Contribution) to the Partnership by a new or existing Partner as consideration for a Partnership Interest; or

                           b. the distribution by the Partnership to a Partner
                  of more than a de minimis amount of Partnership assets as consideration for the repurchase of a Partnership Interest; or

                           c. the liquidation of the Partnership within the
                  meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations;

                  3. the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) without reduction for liabilities, as reasonably determined by the General Partner as of the date of distribution; and

                  4. the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-

         1(b)(2)(iv)(m) of the Regulations (as set forth in Exhibit B); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (4) to the extent that the General Partner reasonably determines that an adjustment pursuant to paragraph (2) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (4).

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership's assets for purposes of computing Net Income and Net Loss.

                  "HOTEL" means any hotel in which the Partnership, directly or indirectly, acquires ownership of a fee or leasehold interest.

                  "IMMEDIATE FAMILY" means, with respect to any individual, such individual's spouse, parents, parents-in-law, children, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, stepchildren, sons-in-law and daughters-in-law or any trust solely for the benefit of any of the foregoing family members whose sole beneficiaries include the foregoing family members.

                  "INCAPACITY" or "INCAPACITATED" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership or limited liability company which is a Partner, the dissolution and commencement of winding up of the partnership or limited liability company; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner; (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above; (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

                  "INDEMNITEE" means (i) any Person made a party to a proceeding by reason of (A) such Person's status as (1) the General Partner, (2) a director, trustee or officer of the Partnership or the General Partner, or (3) a director, trustee or officer of any other Entity each Person serving in such capacity at the request of the Partnership or the General Partner, or (B) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to); and (ii) such other Persons (including Affiliates of the General Partner, the Company or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

                  "INITIAL LIMITED PARTNER" means MeriStar LP. Inc. (f/k/a/ AGH LP. Inc.), a Nevada corporation.

                  "IRS" shall mean the Internal Revenue Service of the United States.

                  "LIEN" means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of others of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.

                  "LIMITED PARTNER" means the Initial Limited Partner and any other Person named as a Limited Partner in Exhibit A, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner of the Partnership.

                  "LIMITED PARTNER INTEREST" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of OP Units.

                  "LIQUIDATING EVENT" has the meaning set forth in Section 13.1 hereof.

                  "LIQUIDATOR" has the meaning set forth in Section 13.2 hereof.

                  "NET INCOME" or "NET LOSS" means, for each fiscal year or other applicable period, an amount equal to the Partnership's taxable income or loss for such year or period as determined for federal income tax purposes by the General Partner, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), adjusted as follows: (a) by including as an item of gross income any tax-exempt income received by the Partnership and not otherwise taken into account in computing Net Income or Net Loss; (b) by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (or which is treated as a Sec-tion 705(a)(2)(B) expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) and not otherwise taken into account in computing Net Income or Net Loss, including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Section 709(b) of the Code) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code; (c) by taking into account Depreciation in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing taxable income or loss; (d) by computing gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes by reference to the Gross Asset Value of such property rather than its adjusted tax basis; (e) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Regulations, by taking into account the amount of such adjustment as if such adjustment represented additional Net Income or Net Loss pursuant to Exhibit B; and (f) by not taking into account in computing Net Income or Net Loss items separately allocated to the Partners pursuant to Paragraphs 1 and 2 of Exhibit B.

                  "NONRECOURSE DEDUCTIONS" has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Regulations.

                  "NONRECOURSE LIABILITIES" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

                  "OP UNIT" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1., 4.2 and
4.3. The number of OP Units outstanding and the Percentage Interests in the Partnership represented by such OP Units are set forth in Exhibit A, as such Exhibit may be amended from time to time. The ownership of OP Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the OP Units shall be uncertificated securities.

                  "PARTICIPATING LEASES" shall mean those certain lease agreements relating to the lease of the Partnership's Hotels, as such leases may be amended from time to time.

                  "PARTNER" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners collectively.

                  "PARTNER MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

                  "PARTNER NONRECOURSE DEBT" has the meaning set forth in Regulations Section 1.704-2(b)(4).

                  "PARTNER NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1. 704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

                  "PARTNERSHIP" means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

                  "PARTNERSHIP INTEREST" means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of OP Units.

                  "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

                  "PARTNERSHIP RECORD DATE" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section
5.1 hereof, which record date shall be the same as the record date established by the Company for a distribution to its stockholders of some or all of its portion of such distribution.

                  "PARTNERSHIP YEAR" means the fiscal year of the Partnership. as set forth in Section 9.2 hereof.

                  "PERCENTAGE INTEREST" means, as to a Partner, the fractional part of the Partnership Interests owned by such Partner and expressed as a percentage as specified in Exhibit A, as such Exhibit may be amended from time to time.

                  "PERMITTED PARTNERS" has the meaning set forth in subparagraph 1(b) of Exhibit B.

                  "PERMITTED TRANSFEREE" means any person to whom OP Units are Transferred in accordance WITH Section 11.3 of this Agreement.

                  "PERSON" means an individual or Entity.

                  "PRECONTRIBUTION GAIN" has the meaning set forth in subparagraph 3(c) of Exhibit B.

                  "QUARTER" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

                  "REGULATIONS" means the final, temporary or proposed Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "REIT" means a real estate investment trust as defined in
Section 856 of the Code.

                  "REIT REQUIREMENTS" has the meaning set forth in Section 5.2.

                  "REIT STOCK" means a share of stock of the Company.

                  "REIT STOCK AMOUNT" has the meaning set forth in the Exchange Rights Agreement.

                  "RESTRICTED PARTNER" has the meaning set forth in Section 1(b) of Exhibit B.

                  "STOCK OPTION PLANS" means collectively, the MeriStar Hospitality Corporation 1996 Incentive Plan, the MeriStar Hospitality Corporation Non-Employee Directors' Incentive Plan, each as amended and/or restated from time to time, and any other plan adopted from time to time by the Company pursuant to which REIT Stock is issued, or options to acquire REIT Stock are granted, to employees or directors of the Company, employees of the Partnership or employees of their respective Affiliates in consideration for services or future services.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities; or (ii) the outstanding equity interests, is owned, directly or indirectly, by such Person.

                  "SUBSTITUTED LIMITED PARTNER" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.

                  "TAX ITEMS" has the meaning set forth in Exhibit B.

                  "TERMINATING CAPITAL TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

                  "TRANSFER" as a noun, means any sale, assignment. conveyance, pledge, hypothecation, gift, encumbrance or other transfer, and as a verb, means to sell, assign, convey, pledge, hypothecate, give, encumber or otherwise transfer.

                  Certain additional terms and phrases have the meanings set forth in Exhibit B.

                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

                  Section 2.1 Continuation

                  The Partners hereby agree to continue the Partnership under and pursuant to the Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes. Without the need for any further consent of any Person and notwithstanding any other provision of this Agreement to the contrary, each Person listed on Exhibit A as a Limited Partner (i) who was not a limited partner of the Partnership prior to the effective date and time of this Agreement is hereby admitted to Partnership as a limited partner of the Partnership, and (ii) who was a limited partner of the Partnership prior to the effective date and time of the Agreement shall continue to be a limited partner of the Partnership.

                  Section 2.2 Name

                  The name of the Partnership shall continue to be MeriStar Hospitality Operating Partnership, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the Company or any Affiliate thereof. The words "Limited Partnership, ""L.P." "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may, upon 5 days prior written notice to the Limited Partners, change the name of the Partnership.

                  Section 2.3 Registered Office and Agent; Principal Office

                  The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington (New Castle County), Delaware 19801. The principal office of the Partnership shall be 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

                  Section 2.4 Power of Attorney

                  A. Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                           (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property, including, without limitation, any documents necessary or advisable to convey any Contributed Property to the Partnership; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner; (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interest; and (f) amendments to this Agreement as provided in Article 14 hereof; and

                           (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

                  B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that, each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee: and the Transfer of all or any portion of such Limited Partner's or Assignee's OP Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

                  Section 2.5 Term

                  The term of the Partnership shall continue until December 31, 2046, unless the Partnership is dissolved sooner pursuant to the provisions of
Article 13 or as otherwise provided by law.

                                    ARTICLE 3

                                    PURPOSE

                  Section 3.1 Purpose and Business

                  The purpose and nature of the business to be conducted by the Partnership is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act including, without limitation, to engage in the following activities: to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with the Hotels; to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with real and personal property of all kinds; to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the
Partnership: and to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes. The Partnership shall have all powers necessary or desirable to accomplish the purposes enumerated. In connection with the foregoing, but subject to all of the terms, covenants, conditions and limitations contained in this Agreement and any other agreement entered into by the Partnership, the Partnership shall have full power and authority to enter into, perform, and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other Lien, and, directly or indirectly, to acquire and construct additional Hotels necessary or useful in connection with its business.

                  Section 3.2 Powers

                  The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership; provided, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Company to continue to qualify as a REIT, unless the Company otherwise ceases to qualify as a REIT; (ii) could subject the Company to any additional taxes under Section 857 or Section 4981 of the Code; or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Company or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing. The Partnership also is empowered to do any and all acts and things necessary, appropriate or advisable to ensure that the Partnership will not be classified as a "publicly traded partnership" for the purposes of Section 7704 of the Code.

                                   ARTICLE 4

                             CAPITAL CONTRIBUTIONS
               Section 4.1 Capital Contributions of the Partners

                  The Partners have made the Capital Contributions set forth in the agreements pursuant to which the OP Units were originally issued as reflected in the books and records of the Partnership. To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests to exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement. Each Partner shall own OP Units in the amounts set forth for such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately exchanges, additional Capital Contributions, the issuance of additional OP Units or similar events having an effect on any Partner's Percentage Interest. The number of OP Units held by the General Partner, in its capacity as general partner, shall be deemed to be the General Partner Interest. Except as provided in Sections 4.2 and 10.5, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

                  Section 4.2 Additional Funds; Restrictions on the Company

                  A. The sums of money required to finance the business and affairs of the Partnership shall be derived from the initial Capital Contributions made to the Partnership by the Partners as set forth in Section
4.1 and from funds generated from the operation and business of the Partnership including, without limitation, rents received under the Participating Leases and distributions directly or indirectly received by the Partnership from any Subsidiary. In the event additional financing is needed from sources other than as set forth to the preceding sentence for any reason, the General Partner may, in its sole and absolute discretion, in such amounts and at such times as it solely shall determine to be necessary or appropriate, (i) cause the Partnership to issue additional Partnership Interests and admit additional Limited Partners to the Partnership in accordance with Section 4.3; (ii) make additional Capital Contributions to the Partnership (subject to the provisions of Section 4.2B); (iii) cause the Partnership to borrow money, enter into loan arrangements, issue debt securities, obtain letters of credit or otherwise borrow money on a secured or unsecured basis; (iv) make a loan or loans to the Partnership (subject to Section 4.2B); or (v) sell any Hotels or other assets or properties of the Partnership. In no event shall the Limited Partners be required to make any additional Capital Contributions or any loan to, or otherwise provide any financial accommodation for the benefit of, the Partnership.

                  B. The Company shall not issue any debt securities, any preferred stock or any common stock (including additional REIT Stock (other than (i) as payment of the REIT Stock Amount or (ii) in connection with the conversion or exchange of securities of the Company solely in conversion or exchange for other securities of the Company)) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase any of the foregoing (collectively, "SECURITIES"), other than to all holders of REIT Stock, unless the Company (through the General Partner and the Initial Limited Partner) shall (i) in the case of debt securities, lend to the Partnership the proceeds of or consideration received for such Securities on the same terms and conditions, including interest rate and repayment schedule, as shall be applicable with respect to or incurred in connection with the issuance of such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable); (ii) in the case of equity Securities senior or junior to the REIT Stock as to dividends and distributions on liquidation, contribute to the Partnership the proceeds of or consideration (including any property or other non-cash assets) received for such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable), and receive from the Partnership, interests in the Partnership in consideration therefor with the same terms and conditions, including dividend, dividend priority and liquidation preference, as are applicable to such Securities; and (iii) in the case of REIT Stock or other equity Securities on a parity with the REIT Stock as to dividends and distributions on liquidation (including, without limitation, REIT Stock or other Securities issued as a stock award or upon exercise of options issued under the Stock Option Plans), contribute to the Partnership the proceeds of or consideration (including any property or other non-cash assets, including services) received for such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable), and receive from the Partnership a number of additional OP Units in consideration therefor equal to the product of (x) the number of shares of REIT Stock or other equity Securities issued by the Company, multiplied by (y) a fraction the numerator of which is one and the denominator of which is the Exchange Factor in effect on the date of such contribution.

                  Section 4.3 Issuance of Additional Partnership Interests; Admission of Additional Limited Partners

                  In addition to any Partnership Interests issuable by the Partnership pursuant to Section 4.2. the General Partner is authorized to cause the Partnership to issue additional Partnership Interests (or options therefor) in the form of OP Units or other Partnership Interests senior or junior to the OP Units to any Persons at any time or from time to time, for consideration not less than the fair market value thereof (or the fair market value as of the date an option is granted) (as such fair market value is determined in the discretion of the General Partner's Board of Directors), and on such terms and conditions, as the General Partner shall establish in each case in its sole and absolute discretion, without any approval being required from any Limited Partner or any other Person; provided, however, that (i) such issuance does not effect a material adverse impact (as such material adverse impact is determined in the discretion of the General Partner's Board of Directors) on (A) the existing Limited Partners' right to exercise the Exchange Rights pursuant to the Exchange Rights Agreement or (B) the economic interest of the Limited Partners in the allocations set forth in Exhibit B (other than due to the issuance of OP Units or other interests in the Partnership as set forth in this Section 4.3 or
Section 4.2B); (ii) such issuance does not cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA or Section 4975 of the Code, a "party in interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(e) of the Code); and (iii) such issuance would not cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Section 2510.3-101 of the regulations of the United States Department of Labor. Subject to the limitations set forth in the preceding sentence, the General Partner may take such steps as it, in its reasonable discretion, deems necessary or appropriate to admit any Person as a Limited Partner of the Partnership, including, without limitation, amending the Certificate, Exhibit A or any other provision of this Agreement.

                  Section 4.4 Contribution of Proceeds of Issuance of REIT Stock

                  In connection with any offering, grant, award, or issuance of REIT Stock or securities, rights, options, warrants or convertible or exchangeable securities pursuant to Section 4.2. the Company shall cause the General Partner and the Initial Limited Partner to make aggregate Capital Contributions to the Partnership of the proceeds raised in connection with such offering, grant, award, or issuance, provided that if the proceeds actually received by the Company are less than the gross proceeds of such offering, grant, award, or issuance as a result of any underwriter's discount, commission, or fee or other expenses paid or incurred to connection with such offering, grant, award, or issuance, then the General Partner and the Initial Limited Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid pursuant to Section 7.3C for the amount of such underwriter's discount or other expenses.

                  Section 4.5 Repurchase of REIT Stock; Excess Shares

                  A. In the event that the Company shall elect to purchase from its stockholders REIT Stock for the purpose of delivering such REIT Stock to satisfy an obligation under any dividend reinvestment program adopted by the Company, any employee stock purchase plan adopted by the Company, or any other obligation or arrangement undertaken by the Company in the future, the purchase price paid by the Company for such REIT Stock and any other expenses incurred by the Company to connection with such purchase shall be considered expenses of the Partnership and shall be reimbursed to the General Partner on behalf of the Company, subject to the condition that; (i) if such REIT Stock subsequently is to be sold by the Company. the Company shall pay to the Partnership. through the General Partner and the Initial Limited Partner, any proceeds received by the Company from the sale of such REIT Stock (provided that an exchange of REIT Stock for OP Units pursuant to the Exchange Rights Agreement would not be considered a sale for such purposes): and iii) if such REIT Stock is not re-transferred by the Company within 30 days after the purchase thereof. the General Partner shall cause the Partnership to cancel a number of OP Units held by the Initial Limited Partner and/or the General Partner (as applicable) equal to the product of (x) the number of shares of such REIT Stock and (y) a fraction, the numerator of which is one and the denominator of which is the Exchange Factor in effect on the date of such cancellation.

                  B. In the event the Company purchases Shares-in-Trust (as defined to the Articles of Incorporation), the Partnership will purchase from the General Partner and/or the Initial Limited Partner (as applicable) a number of OP Units equal to the product of (x) the number of Shares-in-Trust purchased by the Company multiplied-by (y) a fraction, the numerator of which is one and the denominator of which is the Exchange Factor in effect on the date of such purchase.

                  Section 4.6 No Third Party Beneficiary

                  No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity. it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of. and may be enforced solely by. the parties hereto and their respective successors and assigns.

                  Section 4.7 No Interest; No Return

                  No partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

         Section 4.8 No Preemptive Rights

         Subject to any preemptive rights that may be granted pursuant to
Section 4.3 hereof, no Person shall have any preemptive or other similar right with respect to (i) additional Capital Contributions of loans to the Partnership; or (ii) issuance or sale of any OP Units or other Partnership Interests.

         Section 4.9 Class B Certificate of Designation

         The Partnership may issue from tune to time Class B OP Units, which Limited Partner Interest shall have the rights and preferences set forth in the Certificate of Designation attached hereto as Exhibit C (the "Class B Certificate of Designation").

         Section 4.10 Class C Certificate of Designation

         The Partnership may issue from time to time Class C OP Units, which Limited Partner Interest shall have the rights and preferences set forth in the Certificate of Designation attached hereto as Exhibit D (the "Class C Certificate of Designation").

         Section 4.11 Class D Certificate of Designation

         The Partnership may issue from time to time Class D OP Units, which Limited Partner Interest shall have the rights and preferences set forth in the Certificate of Designation attached hereto as Exhibit E (the "Class D Certificate of Designation").

                                    ARTICLE 5

                                 DISTRIBUTIONS

         5.1 Regular Distributions

         (a) Except for distributions pursuant to Section 13.2 in connection with the dissolution and liquidation of the Partnership, and subject to the provisions of Sections 5.3, 5.4, 5.5, and 12.2C, the General Partner shall cause the Partnership to distribute, on a quarterly basis (or, at the election of the General Partner, more frequently), an amount of Available Cash, determined by the General Partner in its sole discretion to the Partners, as of the applicable Partnership Record Date, in accordance with each Partner's respective Percentage Interest, provided, however, that in no event may a Partner receive a distribution of Available Cash with respect to an OP Unit if such Partner is entitled to receive a distribution out of such Available Cash with respect to REIT Stock for which such OP Unit has been exchanged.

         (b) If for any quarter or shorter period with respect to which a distribution IS to be made (a "Distribution Period") Class B OP Units are outstanding on the Partnership Record Date for such Distribution Period, the General Partner shall allocate the Available Cash with respect to such Distribution Period available for distribution with respect to the OP Units and Class B OP Units collectively between the Partners who are holders of OP Units and the Partners who are holders of Class B OP Units ("Class B") as follows:

                  (1) Holders of OP Units shall receive that portion of the Available Cash (the "OP Unit REIT Portion") determined by multiplying the amount of Available Cash by the following fraction:


                                      A x Y
                             ----------------------
                                 (A x Y)+(B x X)

                  (2) Class B shall receive that portion of the Available Cash (the "Class B REIT Portion") determined by multiplying the amount of Available Cash by the following fraction:

                                    B x X
                               ------------------
                                (A x Y)+(B x X)

                  (3) For purposes of the foregoing formulas, (i) "A" equals the number of OP Units outstanding on the Partnership Record Date for such Distribution Period; (ii) "B" equals the number of Class B OP Units outstanding on the Partnership Record Date for such Distribution Period; (iii) "Y" equals the number of days in the Distribution Period; and (iv) "X" equals the number of days in the Distribution Period for which the Class B OP Units were issued and outstanding.

         The OP Unit REIT Portion shall be distributed among Partners holding OP Units on the Partnership Record Date for the Distribution Period in accordance with the number of OP Units held by each Partner on such Partnership Record
Date: provided that, in no event tray a Partner receive a distribution of Available Cash with respect to an OP Unit if a Partner is entitled to receive a distribution out of such Available Cash with respect to REIT Stock for which such OP Unit has been redeemed or exchanged. The Class B REIT Portion shall be distributed among the Partners holding Class B OP Units on the Partnership Record Date for the Distribution Period in accordance with the number of Class B OP Units held by each. Partner on such Partnership Record Date. In no event shall any Class B OP Units be entitled to receive any distribution of Available Cash for any Distribution Period ending prior to the date on which such Class B OP Units are issued.

         (c) Distributions When Class B OP Units Have Been Issued on Different Dates. If Class B OP Units which have been issued on different dates are outstanding on the

Partnership Record Date for any Distribution Period, then the Class B OP Units issued on each particular date shall be treated as a separate series of Partnership Interests for purposes of making the allocation of Available Cash for such Distribution Period among the holders of Partnership Interests (and the formula for making such allocation, and the definitions of variables used therein, shall be modified accordingly). Thus, for example, if two series of Class B OP Units are outstanding on the Partnership Record Date for any Distribution Period, the allocation formula for each series, "Series B1" and "Series B2" would be as follows:

                  (4) Series B1 shall receive that portion of the Available Cash determined by multiplying the amount of Available Cash by the following fraction:

                                      B1 x X1
                          ---------------------------
                          (A x Y)+(B1 x X1)+(B2 x X2)

                  (5) Series B2 shall receive that portion of the Available Cash determined by multiplying the amount of Available Cash by the following fraction:

                                     B2 x X2
                          -------------------------
                          (A x Y)+(B1 x X1)+(B2 x X2)

                  (6) For purposes of the foregoing formulas the definitions set forth in Section 5.1(b)(3) remain the same except that (i) "B1" equals the number of Partnership Interests in Series B1 outstanding on the Partnership Record Date for such Distribution Period, (ii) "B2" equals the number of Partnership Interests in Series B2 outstanding on the Partnership Record Date for such Distribution Period, (iii) "X1" equals the number of days in the Distribution Period for which the Partnership Interests in Series B1 were issued and outstanding; and
         (iv) "X2" equals the number of days in the Distribution Period for which the Partnership Interests in Series B2 were issued and outstanding.

         5.2 Qualification as a REIT

         The General Partner shall use its best efforts to cause the Partnership to distribute sufficient amounts under this Article 5 to enable the Company to pay stockholder dividends that will enable the Company to (i) satisfy the requirements for qualification as a REIT under the Code and Regulations ("REIT Requirements"), and (ii) avoid any federal income or excise tax liability; provided, however, the General Partner shall not be bound to comply with this covenant to the extent such distributions would (i) violate applicable Delaware law or (ii) contravene the terms of any notes, mortgages or other types of debt obligations which the Partnership may be subject to in conjunction with borrowed funds.

         5.3 Withholding

         With respect to any withholding tax or other similar tax liability or obligation to which the Partnership may be subject as a result of any act or status of any Partner or to which the Partnership becomes subject with respect to any OP Unit, the Partnership shall have the right to withhold amounts of Available Cash distributable to such Partner or with respect to such OP Units, to the extent of the amount of such withholding tax or other similar tax liability or obligation pursuant to the provisions contained to Section 10.5.

         5.4 Additional Partnership Interests

         If the Partnership issues Partnership Interests in accordance with
Section 4.2 or 4.3, the distribution priorities set forth to Section 5.1 shall be amended, as necessary, to reflect the distribution priority of such Partnership Interests and corresponding amendments shall be made to the provisions of Exhibit B.

         5.5 Distributions Upon Liquidation

         Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with
Section 13.2.

                                    ARTICLE 6

                                  ALLOCATIONS

         The Net Income. Net Loss and other Partnership items shall be allocated pursuant to the provisions of Exhibit B.

                                    ARTICLE 7

                     MANAGEMENT AND OPERATIONS OF BUSINESS

         Section 7.1 Management

         A. Except as otherwise expressly provided in this Agreement, full, complete and exclusive discretion to manage and control the business and affairs of the Partnership are and shall be vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

                  (1) (a) the making of any expenditures, the lending or borrowing of money, including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the Company (so long as the Company qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its stockholders in amounts sufficient to permit the Company to maintain REIT status, (b) the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, (c) the issuance of evidence of indebtedness (including the securing of the same by deed, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets), and
                           (d) the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership, including the payment of all expenses associated with the Company;

                  (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership or the Company;

                  (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any tune held by the Partnership) or the merger or other combination of the Partnership with or into another entity;

                  (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Company, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Subsidiaries of the Partnership and/or the Company) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity, investment, and the making of capital contributions to us Subsidiaries;

                  (5) the expansion, development, construction, leasing, repair, alteration, demolition or improvement of any Hotel owned by the Partnership or any Subsidiary of the Partnership;

                  (6) the negotiation, execution, and performance of any contracts (including, without limitation, the Participating Leases), conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

                  (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

                  (8) holding, managing, investing and reinvesting cash and other assets of the Partnership;

                  (9) the collection and receipt of revenues and income of the Partnership;

                  (10) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Partnership), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or engagement;

                  (11) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

                  (12) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person from time to time);

                  (13) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expenses, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                  (14) the undertaking of any action to connection with the Partnership's direct or indirect investment to its Subsidiaries or any other Person (including, without limitation. the contribution or loan of funds by the Partnership to such Persons);

                  (15) the determination of the fair market value of any Partnership property distributed to land using such reasonable method of valuation as the General Partner may adopt;

                  (16) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

                  (17) the exercise of any of the powers of the General Partner enumerated to this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

                  (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

                  (19) the making, execution and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the General Partner, for the accomplishment of any of the foregoing;

                  (20) the issuance of additional OP Units in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof; and

                  (21) The opening of bank accounts on behalf of, and in the name of, the Partnership and its Subsidiaries.

         B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

         C. At all times from and after the date hereof, the General Partner at the expense of the Partnership, may or may not, cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

         D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amount as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

         E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it; provided, that if the General Partner decides to refinance (directly or indirectly) any outstanding indebtedness of the Partnership, the General Partner shall use reasonable efforts to structure such refinancing in a manner that minimizes any adverse tax consequences resulting therefrom to the Limited Partners. The General Partner and the Partnership shall not have liability, to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner taken pursuant to its authority under and in accordance with this Agreement.

         Section 7.2 Certificate of Limited Partnership

         The Certificate has been filed with the Secretary of State of Delaware as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) to the State of Delaware and any other state, or the District of Columbia, to which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of
Section 8.5A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

         Section 7.3 Reimbursement of the General Partner and the Company

         A. Except as provided in this Section 7.3 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

         B. The General Partner shall be reimbursed on a monthly basis, or such other basis as it may determine in its sole and absolute discretion, for all expenses that it incurs on behalf of the Partnership relating to the ownership and operation of the Partnership's assets, or for the benefit of the Partnership, including all expenses associated with compliance by the Company. the General Partner and the Initial Limited Partner with laws, rules and regulations promulgated by any regulatory body and any and all salaries, compensation and expenses of officers and employees of the Company; provided, that the amount of any such reimbursement shall be reduced by any interest earned by the Company (including the General Partner and the Initial Limited Partner) with respect to bank accounts or other instruments or accounts held by it in its name. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.6 hereof. Notwithstanding any provisions to the contrary set forth herein, the General Partner shall not be entitled to reimbursement for any administrative costs and expenses incurred by the Company or that are attributable to Hotels or partnership interests in a Subsidiary of the Partnership that are owned by the Company directly.

         C. Expenses incurred by the Company relating to the organization and/or reorganization of the Partnership and the Company, the initial public offering of REIT Stock by the Company, and any other issuance of additional Partnership Interests, REIT Stock or rights, options, warrants, or convertible or exchangeable securities pursuant to
Section 4.2 hereof and all costs and expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations (including, without limitation, all costs, expenses, damages, and other payments resulting from or arising in connection with litigation related to any of the foregoing) are primarily obligations of the Partnership. To the extent the General Partner, on behalf of the Company, pays or incurs such expenses. the General Partner, on behalf of the Company, shall be reimbursed for such expenses.

         Section 7.4 Outside Activities of the General Partner

         The Company shall not, and it shall cause the General Partner and the Initial Limited Partner not to, directly or indirectly enter into or conduct any business other than in connection with the ownership, acquisition, development and disposition of Partnership Interests and the management of the business of the Partnership, and such activities as are incidental thereto. The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

         Section 7.5 Contracts with Affiliates

         A. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons to which it has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

         B. Except as provided in Section 7.4, the Partnership may Transfer assets to joint ventures, limited liability companies, other partnerships. corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion may determine.

         C. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, Transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

         D. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt, on behalf of the Partnership, employee benefit plans, stock option plans, and similar plans funded by the Partnership for the benefit of employees of the Company, the Partnership, the General Partner, any Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the Company, any Subsidiaries of the Partnership or any Affiliate of any of them.

         E. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a "right of first opportunity" or "right of first offer" arrangement, non-competition agreements and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

         Section 7.6 Indemnification

         A. To the fullest extent permitted by Delaware law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys' fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership, the General Partner or the Company as set forth to this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, except to the extent it is finally determined by a court of competent jurisdiction, from which no further appeal may be taken, that such Indemnitee's action constituted intentional acts or omissions constituting willful misconduct or fraud. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness. Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.6.

       B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding.

       C. The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitees are indemnified.

         D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         E. For purposes of this Section 7.6, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by such Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, such Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.6; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participant and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

         F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

         G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         H. The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the Partnership's liability to any Indemnitee under this Section 7.6, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         Section 7.7 Liability of the General Partner

         A. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner and its officers and directors shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

\         B. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the shareholders of the Company collectively, that the General Partner, subject to the provisions of Section 7.lE hereof, is under no obligation to consider the separate interest of the Limited Partners in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith. With respect to any indebtedness of the Partnership which any Limited Partner may have guaranteed, the General Partner shall have no duty to keep such indebtedness outstanding.

         C. Subject to its obligations and duties as General Partner set forth in Section 7.1 A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

         D. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's and its officers' and directors' liability to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         Section 7.8 Other Matters Concerning the General Partner

         A. The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

         B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

         D. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken to the good faith belief that such action or omission is necessary or advisable to order (i) to protect the ability of the Company to continue to qualify as a REIT or (ii) to avoid the Company incurring any taxes under
Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

         Section 7.9 Title to Partnership Assets

         Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership asset for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

         Section 7.10 Reliance by Third Parties

         Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was to full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and (iii) such certificate, document or instrument was duly executed and delivered to accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                    ARTICLE 8

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

         Section 8.1 Limitation of Liability

         The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act. Notwithstanding the preceding sentence, each Limited Partner shall have the right, but not the obligation, to guarantee a portion of indebtedness of the Partnership.

         Section 8.2 Management of Business

         No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

         Section 8.3 Outside Activities of Limited Partners

         Subject to any agreements entered into pursuant to Section 7.5 hereof and any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or any of its Subsidiaries, any Limited Partner (other than the Initial Limited Partner) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner (other than the initial Limited Partner) shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners (other than the Initial Limited Partner) nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

         Section 8.4 Return of Capital

         Except pursuant to the Exchange Rights Agreement, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided by Exhibit B, or as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.

         Section 8.5 Rights of Limited Partners Relating to the Partnership

         A. In addition to the other rights provided by this Agreement or by the Act, and except as limited by Section 8.5B hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense (including such reasonable copying and administrative charges as the General Partner may establish from time to time):

                           (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the Company pursuant to the Securities Exchange Act of 1934;

                           (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

                           (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

                           (4) to obtain a copy of this Agreement and the Certificate and all amendments and/or restatements thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments and/or restatements thereto have been executed; and

                           (5)      to obtain true and full information
                                    regarding the amount of cash and a
                                    description and statement of any other
                                    property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

         B. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business; or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

         Section 8.6 Exchange Rights Agreement

         The Limited Partners have been granted the right, but not the obligation, to exchange all or a portion of their OP Units for cash or at the option of the Company, for shares of REIT Stock on the terms and subject to the conditions and restrictions contained in those certain Exchange Rights Agreements among the Company and the particular Limited Partners (as amended from time to time, the "Exchange Rights Agreements").

                                    ARTICLE 9

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         Section 9.1 Records and Accounting

         The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the partnership's business, including, without limitation, all books and records necessary to comply with applicable REIT Requirements and to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Sections 8.5A and 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate.

     Section 9.2    Fiscal Year

     The fiscal year of the Partnership shall be the calendar year.

     Section 9.3    Reports

     A. As soon as practicable, but in no event later than one hundred five
(105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the Company, if such statements are prepared on a consolidated basis with the Company, for such Partnership Year, presented in accordance with GAAP, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner in its sole discretion.

     B. As soon as practicable, but in no event later than one hundred five
(105) days after the close of each calendar quarter (except the last calendar quarter of each calendar year), the General Partner shall cause to be mailed to each Limited Partner a report containing unaudited financial statements as of the last day of the calendar quarter of the Partnership, or of the Company, if such statements are prepared on a consolidated basis with the Company, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.


                                   ARTICLE 10
                                  TAX MATTERS


     Section 10.1 Preparation of Tax Returns

     The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

     Section 10.2 Tax Elections

     Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code; provided, however, that the General Partner shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder effective for the Partnership's first calendar year. The General Partner shall elect a permissible method of eliminating the disparity between the book value and the tax basis of property contributed to the Partnership or to a Subsidiary of the Partnership pursuant to the regulations promulgated under the provisions of Section 704(c) of the Code. The General Partner shall have the right to seek to revoke any tax election it makes including, without limitation, the election under Section 754 of the Code, upon the General Partner's determination, in its sole and absolute discretion, that such revocation is in the best interests of the Partners.

         Section 10.3 Tax Matters Partner

         A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the Internal Revenue Service of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the Internal Revenue Service with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and the Assignees; provided, that such information is provided to the Partnership by the Limited Partners and the Assignees.

         B. The tax matters partner is authorized, but not required:

            (1) to enter into any settlement with the Internal Revenue Service with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the Internal Revenue Service providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner; or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

            (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

            (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

            (4) to file a request for an administrative adjustment with the Internal Revenue Service and, if any part of such request is not allowed by the Internal Revenue Service, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

            (5) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Partner for tax purposes, or an item affected by such item; and

            (6) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

                  The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.6 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

                  C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

                  Section 10.4 Organizational Expenses

                  The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

                  Section 10.5 Withholding

                  Each Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless
(i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner; or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section
10.5. In the event that a Limited Partner fails to pay when due any amounts owed to the Partnership pursuant to this Section 10.5, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event, the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amount payable by a Limited Partner hereunder shall bear interest at the highest base or prime rate of interest published from time to time by any of Citibank, N.A., Chemical Bank, Morgan Guaranty Trust Company of New York and Chase Manhattan Bank, N.A., plus four (4) percentage points, but in no event higher than the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                   ARTICLE 11
                           TRANSFERS AND WITHDRAWALS

                  Section 11.1 Transfer

         A. The term "Transfer," when used in this Article 11 with respect to an OP Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person. The term "Transfer" when used in this Article 11 does not include any exchange of OP Units for cash or REIT Stock pursuant to the Exchange Rights Agreement.

         B. No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

         Section 11.2 Transfer of the General Partner's General Partner Interest

         A. The General Partner may not Transfer any of its General Partner Interest or withdraw as General Partner, or Transfer any of its Limited Partner Interest, except (i) if Limited Partners holding at least a majority of the Percentage Interests of the Limited Partners (other than Limited Partner Interests held by the Company or any Affiliate thereof) consent to such Transfer or withdrawal, (ii) if such Transfer is to the Company or an entity which is wholly-owned by the Company and is a Qualified REIT Subsidiary as defined in
Section 856(i) of the Code or (iii) in connection with a transaction described in Section 11.2D or 11.2E (as applicable).

         B. The Initial Limited Partner may not Transfer any of its Limited Partner Interest or withdraw as a Limited Partner, except (i) if Limited Partners holding a majority of the Percentage Interest of the Limited Partners (other than Limited Partner Interests held by the Company or any Affiliate thereof) consent to such Transfer or withdrawal, (ii) if such Transfer is to the Company or an entity which is wholly owned by the Company and is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code or (iii) in connection with a transaction described as Section 11.2D.

         C. In the event the General Partner withdraws as general partner of the Partnership in accordance with clause (A) above, the General Partner's General Partner Interest shall immediately be converted into a Limited Partner Interest.

         D. Except as otherwise provided in Section 11.2E, the Company shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or any recapitalization or change of outstanding REIT Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination of REIT Stock) (a "Transaction"), unless
(i) the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership as a result of which all Limited Partners will receive for each OP Unit an amount of cash, securities, or other property equal to the product of the Exchange Factor and the greatest amount of cash, securities or other property or value paid in the Transaction to or received by a holder of one share of REIT Stock in consideration of one share of REIT Stock, provided that if, in connection with the Transaction, a purchase, tender or exchange offer ("Offer") shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Stock, each holder of OP Units shall be given the option to exchange its OP Units for the greatest amount of cash, securities, or other property which a Limited Partner would have received had it (A) exercised its Exchange Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Stock received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; and (ii) no more than 75% of the equity securities of the acquiring Person in such Transaction shall be owned, after consummation of such Transaction, by the General Partner or Persons who were Affiliates of the Partnership or the General Partner immediately prior to the date on which the Transaction is consummated.

         E. Notwithstanding Section 11.2D, the General Partner may merge into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the "Surviving General Partner"), other than OP Units held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for OP Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith and
(ii) the Surviving General Partner expressly agrees to assume all obligations of the General Partner hereunder. Upon such contribution and assumption, the Surviving General Partner shall have the right and duty to amend this Exchange Rights Agreement as set forth in this Section 11.2.E. The Surviving General Partner shall in good faith arrive at a new method for the calculation of the Exchange Factor for an OP Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Stock or options, warrants or other rights relating thereto, and which a holder of OP Units could have acquired had such OP Units been redeemed for REIT Stock immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Exchange Factor. The above provisions of this Section 11.2E shall similarly apply to successive mergers or consolidations permitted hereunder.

         Section 11.3 Limited Partners' Rights to Transfer

         A. Subject to the provisions of Sections 11.3C, 11.3D, 11.3E and 11.4, a Limited Partner (other than the Initial Limited Partner) may, without the consent of the General Partner, Transfer all or any portion of its Limited Partnership Interest.

         B. If a Limited Partner is Incapacitated, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all of the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of his or its interest in the Partnership.

The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

         C. The General Partner may prohibit any Transfer by a Limited Partner of its OP Units if, in the opinion of legal counsel to the Partnership, such Transfer would require filing of a registration statement under the Securities Act of 1933, as amended, or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the OP Units.

          D. No Transfer by a Limited Partner of its OP Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes; (ii) such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined to Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (iii) such Transfer would, in the opinion of legal counsel for the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (iv) such Transfer would subject the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended; (v) without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion, if such Transfer is a sale or exchange, and such sale or exchange would, when aggregated with all other sales and exchanges during the 12-month period ending on the date of the proposed Transfer, result in 50% or more of the interests in Partnership capital and profits being sold or exchanged during such 12-month period; or (vi) such Transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

         E. No transfer of any OP Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations
Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752.1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange for the Cash Amount (as such term is defined in the Exchange Rights Agreement) any OP Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

         F. Any Transfer in contravention of any of the provisions of this
Section 11.3 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

         Section 11.4 Substituted Limited Partners

         A. No Limited Partner shall have the right to substitute a Permitted Transferee for a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a Permitted Transferee of the Partnership Interest of a Limited Partner pursuant to this Section 11.4 as a Substitute Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit such transferee to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

         B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

         C. No Permitted Transferee will be admitted as a Substituted Limited Partner unless such transferee has furnished to the General Partner (a) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement and the Exchange Rights Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (b) such other documents or instruments as may be required in the reasonable discretion of the General Partner in order to effect such Person's admission as a Substituted Limited Partner. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of OP Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

         Section 11.5 Assignees

         If the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee as a Substituted Limited Partner, as described in Section 11.4A, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of Net Income, Net Losses and any other items, gain, loss deduction and credit of the Partnership attributable to the OP Units assigned to such transferee, but shall not be deemed to be a holder of OP Units for any other purpose under this Agreement, and shall not be entitled to vote such OP Units in any matter presented to the Limited Partners for a vote (such OP Units being deemed to have been voted on such matter in the same proportion as all other OP Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such OP Units, such transferee shall be subject to all of the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of OP Units.

         Section 11.6 General Provisions



         A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner's OP Units in accordance with this Article 11 or pursuant to exchange of all of its OP Units pursuant to the Exchange Rights Agreement.

         B. Any Limited Partner which shall Transfer all of its OP Units in a Transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such OP Units as Substituted Limited Partners. Similarly, any Limited Partner which shall Transfer all of its OP Units pursuant to an exchange of all of its OP Units pursuant to the Exchange Rights Agreement shall cease to be a Limited Partner.

         C. Other than pursuant to the Exchange Rights Agreement or without the consent of the General Partner, transfers pursuant to this Article 11 may only be made as of the first day of a fiscal quarter of the Partnership.

         D. If any Partnership Interest is transferred or assigned during the Partnership's fiscal year in compliance with the provisions of this Article 11 or exchanged pursuant to the Exchange Rights Agreement on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which the Transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which an exchange occurs shall be allocated to the exchanging Partner, provided, however, that the General Partner may adopt such other conventions relating to allocations in connection with transfers, assignments, or exchanges as it determines are necessary or appropriate. All distributions of Available Cash attributable to such OP Units with respect to which the Partnership Record Date is before the date of such transfer, assignment, or exchange shall be made to the transferor Partner or the exchanging Partner, as the case, may be, and in the case of a Transfer or assignment other than an exchange, all distributions of Available Cash thereafter attributable to such OP Units shall be made to the transferee Partner.

                                   ARTICLE 12
                             ADMISSION OF PARTNERS

                  Section 12.1 Admission of Successor General Partner

         A. A successor to all of the General Partner Interest pursuant to
Section 11 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to such transfer. Any such transferee shall carry on the business of the Partnership without dissolution.

         B. A Person shall be admitted as a substitute or successor General Partner of the Partnership only if the following terms and conditions are satisfied:

            (a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner;

            (b) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

              (c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner's limited liability.

       C. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6D hereof.

       Section 12.2 Admission of Additional Limited Partners

       A. After the admission to the Partnership of the additional Limited Partners on the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited

Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement and the Exchange Rights Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

       B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld to the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

       C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations. each of such item for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all of the Partners and Assignees, including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees, other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all of the Partners and Assignees, including such Additional Limited Partner.

       Section 12.3 Amendment of Agreement and Certificate of Limited
Partnership

       For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

                                    ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION

         Section 13.1 Dissolution

         The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following ("Liquidating Events"):

         A. the expiration of its term as provided in Section 2.5 hereof;

         B. an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal, majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

         C. from and after the date of this Agreement through December 31, 2046, an election to dissolve the Partnership made by the General Partner, with the Consent of Limited Partners holding at least a majority of the Percentage Interest of the Limited Partners (other than Limited Partnership Interests held by the Initial Limited Partner);

         D. on or after January 1, 2047, an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

         E. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

         F. the sale of all or substantially all of the assets and properties of the Partnership;

         G. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

         Section 13.2 Winding Up

         A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs to an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner, or, in the event there is no remaining General Partner, any Person elected by Limited Partners holding at least a majority of the Limited Partnership Interests (the General Partner or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up and dissolution of the Partnership anti shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of common stock or other securities of the Company) shall be applied and distributed in the following order:

         (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

         (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner;

         (3) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the other Partners; and

         (4) The balance, if any, to the General Partner and Limited Partners to the extent of and in accordance with the positive balances in their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13. Any distributions pursuant to this Section 13.2A shall be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).

         B. Notwithstanding the provisions of Section 13.2A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any asset except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interests of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

         C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

                  (1) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

                  (2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2A as soon as practicable.

         Section 13.3 No Obligation to Contribute Deficit

         If any Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

         Section 13.4 Rights of Limited Partners

         Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions or allocations.

         Section 13.5 Notice of Dissolution

         In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

         Section 13.6 Termination of Partnership and Cancellation of Certificate
                      of Limited Partnership

         Upon the completion of the liquidation of the Partnership's assets, as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the state of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

         Section 13.7 Reasonable Time for Winding-Up

         A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

         Section 13.8 Waiver of Partition

         Each Partner hereby waives any right to partition of the Partnership property.

                                   ARTICLE 14
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

         Section 14.1 Amendments

         A. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners (other than the Initial Limited Partner) holding in the aggregate 25 percent or more of the Partnership Interests. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 14.1B, 14.1C or 14.1D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Limited Partners holding at least a majority of the Percentage Interests of the Limited Partners (including Limited Partnership Interests held by the Initial Limited Partner).

         B. Notwithstanding Section 14.1A, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                  (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                  (2) to reflect the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

                  (3) to set forth the designations, rights, powers, duties, and preferences of the holders of any additional Partnership Interests issued pursuant to
                           Section 4.3 hereof;

                  (4) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners to any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

                  (5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1B is taken.

         C. Notwithstanding Section 14.1A and 14.1B hereof, this Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a General Partner Interest; (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner; (iii) alter rights of the Partner to receive distributions pursuant to Article 5 or Article 13 or the allocations specified in Article 6 (except as permitted pursuant to Article IV and Section 14.1B(3) hereof); (iv) cause the termination of the Partnership prior to the time set forth in Section 2.5 or 13.1; or (v) amend this Section 14.1C.

         D. Notwithstanding Section 14.1A or Section 14.1B hereof, the General Partner shall not amend Section 4.3, 7.4, 7.5, 11.2, 13.1 or 14.2 without the Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners, excluding Limited Partner Interests held by the Initial Limited Partner.

         Section 14.2 Meetings of the Partners

         A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners (other than the Initial Limited Partner) holding 25 percent or more of the Partnership Interests. The request shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Limited Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in
Section 14.1A hereof. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Partners (including Limited Partnership Interests held by the Initial Limited Partner) shall control.

         B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date of the consent as certified by the General Partner.

         C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact thereof delivered to the

Partnership. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the General Partner's receipt of written notice of such revocation from the Limited Partner executing such proxy.

         D. Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate. Meetings of Partners may be conducted in the same manner as meetings of the stockholders of the Company and may be held at the same time, and as part of, meetings of the shareholders of the Company.


                                   ARTICLE 15
                               GENERAL PROVISIONS

         Section 15.1 Addresses and Notice

         Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by overnight delivery or via facsimile to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

         Section 15.2 Titles and Captions

         All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         Section 15.3 Pronouns and Plurals

         Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         Section 15.4 Further Action

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         Section 15.5 Binding Effect

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         Section 15.6 Creditors

         Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

         Section 15.7 Waiver

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         Section 15.8 Counterparts

         This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

         Section 15.9 Applicable Law

         This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

         Section 15.10 Invalidity of Provisions

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         Section 15.11 Entire Agreement

         This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

         Section 15.12 Guaranty by the Company

         For so long as the General Partner is a wholly-owned subsidiary of the Company and the General Partner is the general partner of the Partnership, the Company unconditionally and irrevocably guarantees to the Limited Partners the performance by the General Partner of the General Partner's obligations under this Agreement. This guarantee is exclusively for the benefit of the Limited Partners and shall not extend to the benefit any creditor of the Partnership.

         Section 15.13 Merger

         Subject to Section 4.2 herein, the Partnership may merge with, or consolidate into, any Person or Entity in accordance with Section 17-211 of the Act.

         Section 15.14 Limitation of Partnership Interest

         No Limited Partner (other than the Initial Limited Partner) shall own, directly or indirectly, as determined under the rules provided for in Section 7704(d)(3)(B) of the Code, more than 4.9 percent of the Partnership Interests. If a direct or indirect acquisition of Partnership Interests or REIT Stock would result in a Limited Partner (other than the Initial Limited Partner) owning, directly or indirectly, Partnership Interests in excess of 4.9 percent as determined under the rules provided for in Section 7704(d)(3)(B) of the Code (such excess interest referred to as an "Excess Interest"), then the Excess Interest shall be automatically exchanged in accordance with the terms of the Exchange Rights Agreement to which such Partner is a party and the terms of such Exchange Rights Agreement shall govern the disposition of such Excess Interest.

         This Agreement shall be effective at 9:01 a.m., New York time, on August 3, 1998.

         Signature Page to the Second Amended and Restated Agreement of Limited Partnership of MeriStar Hospitality Operating Partnership, L.P., by and among the undersigned and the other parties thereto.

                               GENERAL PARTNER:

                               MERISTAR HOSPITALITY CORPORATION



                               By: /s/ Bruce G. Wiles
                                   -----------------------------------
                                   Name: Bruce G. Wiles
                                   Title: President and Chief Investment Officer

         Signature Page to the Second Amended and Restated Agreement of Limited Partnership of MeriStar Hospitality Operating Partnership, L.P., by and among the undersigned and the other parties thereto.

                               CAPSTAR MANAGEMENT COMPANY, L.L.C.

                               By:  MeriStar Hotels & Resorts, Inc., its Manager


                                    By: /s/ James A. Calder
                                        ----------------------------------------
                                        Name:  James A. Calder
                                        Title: Chief Financial Officer

         Signature Page to the Second Amended and Restated Agreement of Limited Partnership of MeriStar Hospitality Operating Partnership, L.P., by and among the undersigned and the other parties thereto.

                               MeriStar LP, Inc.
                               3005 Hotel Associates, Ltd.
                               Jackson-Shaw Partners No. 51, Ltd.
                               3100 Hotel Associates, L.P.
                               Virtual Hospitality, Inc.
                               James E. Sowell
                               Lewis W. Shaw, II
                               Kenneth W. Shaw
                               Monica Jorns
                               Steven D. Jorns
                               Bruce G. Wiles
                               Kenneth E. Barr
                               3860 Investors Joint Venture
                               Jim Sowell Construction Co., Inc.
                               John D. Gourley
                               Louis E. Capt
                               Richard 0. Jacobson
                               Thomas J. Corcoran, Jr.
                               Hervey A. Feldman
                               Jerry Jacob
                               Pin Nien Hwang
                               Thomas L. Wiese
                               Steven L. Cobb
                               Barbara Hess
                               DFW South Acquisition Corporation
                               Corporate Property Associates 4
                               Corporate Property Associates 8, L.P.
                               Devlo, Inc.
                               The Cocoa Beach Company, Inc.
                               Charles R. Faust
                               C. Wayne Thompson
                               S. Ronald Thompson
                               John D. Monson
                               Clyde E. Williams, Jr.
                               CW Associates Co.
                               1815 Hotel Associates Limited Partnership
                               Prime Hospitality Corp.
                               O/K Associates Limited Partnership

                               By: MeriStar Hospitality Corporation, Attorney-In-Fact Pursuant to Section 2.4 of the Second Amended and Restated Agreement of Limited Partnership of the Partnership

                                    By: /s/ Bruce G. Wiles
                                        ----------------------------------------
                                        Name:  Bruce G. Wiles
                                        Title: President and Chief Investment
                                               Officer

Post Merger:
Total Shares of MeriStar Hospitality Corporation Outstanding: 45,753,550 Total OP Units Outstanding: 50,455,367

                                    Exhibit A

                              Partnership Interests

                                                          Class B         Class C         Class D           Percentage
    Name and Address of Partner        OP Units           OP Units        OP Units        OP Units           Interest
    ---------------------------        --------           --------        --------        --------           --------
General Partner
---------------

MeriStar Hospitality Corporation         504,554                                                                1.00%
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007

Limited Partners
----------------

MeriStar LP, Inc.(1)                  45,248,996                                                               89.68%
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007

3005 Hotel Associates, Ltd.               26,636                                                                 .05%
5605 MacArthur Blvd.
Suite 1200
Irving, Texas 75038

Jackson-Shaw Partners No. 51, Ltd.         4,455
3131 McKinney, Suite 200                                                                                        .009%
Dallas, Texas 75204


---------
1. Includes a de minimus number of units of limited partnership interest owned by certain wholly-owned subsidiaries of MeriStar Hospitality Corporation.

                                                           Class B         Class C         Class D          Percentage
    Name and Address of Partner        OP Units           OP Units        OP Units        OP Units           Interest
    ---------------------------        --------           --------        --------        --------           --------
3100 Hotel Associates, L.P.               20,612                                                                 .04%
5605 MacArthur Blvd.
Suite 1200
Irving, Texas 75038


Virtual Hospitality, Inc.                  5,279                                                                 .01%
5605 MacArthur Blvd.
Suite 1200
Irving, Texas 75038

James E. Sowell                           95,223                                                                 .18%
7000 Vassar
Dallas, Texas 75205

Lewis W. Shaw, II                         60,850                                                                 .12%
9915 Meadowbrook
Dallas, Texas 75220


Kenneth W. Shaw                           59,907                                                                 .12%
1313 Plantation Drive
Colleyville, TX 76034

Monica Jorns                              16,190                                                                 .03%
900 Kingsburg Way
Southlake, TX 76029

                                                           Class B         Class C         Class D          Percentage
    Name and Address of Partner        OP Units           OP Units        OP Units        OP Units           Interest
    ---------------------------        --------           --------        --------        --------           --------
Steven D. Jorns                           44,659                                                                 .09%
900 Kingsburg Way
Southlake, TX 76092

Bruce G Wiles                             18,039                                                                 .04%
5204 Lincolnshire Ct.
Dallas, TX 75287

Kenneth E. Barr                            8,475                                                                 .02%
3206 Brook Glen Drive
Garland, TX 75044

3860 Investors Joint Venture              18,268                                                                 .04%
5605 MacArthur Blvd.
Suite 1200
Dallas, TX 75038

Jim Sowell Construction Co., Ins.         12,731                                                                 .03%
7000 Vassar
Dallas, TX 75205

John D. Gourley                            5,704                                                                 .01%
Madison Realty Investors
6116 North Central Expressway,
Suite 901
Dallas, TX 75206

Louis E. Capt                             24,357                                                                 .05%
L.E.C. Investments
333 E. Main (Box 189)
Uvalde, TX 78801

                                                          Class B         Class C         Class D           Percentage
    Name and Address of Partner        OP Units           OP Units        OP Units        OP Units           Interest
    ---------------------------        --------           --------        --------        --------           --------
Richard O. Jacobson                       36,537                                                                 .07%
c/o Jacobson Warehouses
3811 Dixon Avenue
Des Moines, IA 50313

Thomas J. Corcoran, Jr.                   36,537                                                                 .07%
4100 Oxford Court
Colleyville, TX 76034

Hervey A. Feldman                         18,268                                                                 .04%
8181 Douglas, #310
Dallas, TX 75225

Jerry Jacob                                8,525                                                                 .02%
90 Perkins Road
Greenwich, CT 06830

Pin Nien Hwang                             7,185                                                                 .01%
360 E. Randolph St. #3006
Chicago, IL 60601

Thomas L Wiese                             3,045                                                                .006%
3611 Ingleside Drive
Dallas, TX 75229

Steven L. Cobb                             3,045                                                                .006%
10929 South Richmond Avenue
Tulsa, OK 74137

Barbara Hess                               6,955                                                                 .01%
12920 NW 17th Street
Topeka, KS 66615

                                                           Class B         Class C         Class D          Percentage
Name and Address of Partner             OP Units          OP Units        OP Units        OP Units           Interest
---------------------------             --------          --------        --------        --------           --------
DFW South Acquisition Corporation         98,041                                                                 .19%
545 East John Carpenter Freeway
Suite 1300
Irving, TX 75062

Corporate Property Associates 4,         361,889                                                                 .72%
a California Limited Partnership
c/o W.P. Carey & Company, Inc.
Attn: Anthony Mohl
50 Rockefeller Plaza, 2nd Fl.
New York, NY 10020

Corporate Property Associates 8, L.P.    418,380                                                                 .83%
c/o W.P. Carey & Company, Inc.
Attn: Anthony Mohl
50 Rockefeller Plaza, 2nd Fl.
New York, NY 10020

Devlo, Inc.                               20,608                                                                 .04%
c/o James Pruett
4381 Green Oaks Blvd. West, #100
Arlington, TX 76016

The Cocoa Beach Company, Inc.              2,278                                                                .005%
c/o Spieth, Bell, McCurdy &
 Newell Co., L.P.A.
925 Euclid Avenue, Suite 2000
Cleveland, OH 44115

                                                           Class B         Class C         Class D          Percentage
    Name and Address of Partner        OP Units           OP Units        OP Units        OP Units           Interest
    ---------------------------        --------           --------        --------        --------           --------

Charles R. Faust                        22,340                                                                  .04%
Beck-Summit Management Group
4116 N. Ocean Drive, Suite 700
Lauderdale by the Sea, FL 33308

C. Wayne Thompson                       44,682                                                                  .09%
325 Fifth Avenue
Indialantic, FL 32903

S. Ronald Thompson                      44,682                                                                  .09%
325 Fifth Avenue
Indialantic, FL 32903

John D. Monson                          55,852                                                                  .11%
c/o Ostendorf-Morris Company
1100 Superior Avenue, Suite 1000
Cleveland, OH 44114

Clyde E. Williams, Jr.                  18,603                                                                  .04%
c/o Spieth, Bell, McCurdy &
 Newell Co., L.P.A.
925 Euclid Avenue, Suite 2000
Cleveland, OH 44115

CW Associates Co.                       37,250                                                                  .07%
c/o Spieth, Bell, McCurdy &
 Newell Co., L.P.A.
925 Euclid Avenue, Suite 2000
Cleveland, OH 44115

                                                           Class B         Class C         Class D          Percentage
    Name and Address of Partner        OP Units           OP Units        OP Units        OP Units           Interest
    ---------------------------        --------           --------        --------        --------           --------
1815 Hotel Associates
Limited Partnership,                      11,568                                                                 .02%
c/o MeriStar Hospitality Corporation,
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007

Prime Hospitality Corp.                  439,375                                                                 .87%
700 Route 46 East
Fairfield, NJ 07707-2700

O/K Associates Limited Partnership                                       1,108,873                              2.20%
9400 West Foster, Suite 204
Chicago, Illinois 60656

CapStar Management Company, LLC
1010 Wisconsin Avenue, N.W.            1,083,759                                           392,157              2.86%
Washington, D.C. 20007

                                    Exhibit B

                                  Allocations



1.    Allocation of Net Income and Net Loss.



      (a) Net Income. Subject to subparagraph 1(c) hereof and except as otherwise provided in this Exhibit B, Net Income (or items thereof) (other than Net Income, or items thereof, arising in connection with a Terminating Capital Transaction) for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

      (b) Net Loss. Except as otherwise provided in this Exhibit B, Net Loss (or items thereof) of the Partnership for each fiscal year or other applicable period shall be allocated to the Partners in accordance with the Partners' respective Percentage Interests. Notwithstanding the preceding sentence, to the extent any Net Loss (or items thereof) allocated to a Partner under this subparagraph (b) would cause such Partner (hereinafter, a "Restricted Partner") to have an Adjusted Capital Account Deficit, or increase the amount of an existing Adjusted Capital Account Deficit, as of the end of the fiscal year or other applicable period to which such Net Loss relates, such Net Loss shall not be allocated to such Restricted Partner and instead shall be allocated to the other Partner(s) (hereinafter, the "Permitted Partners") pro rata in accordance with each Permitted Partner's Percentage Interest.

      (c) Net Income (or items thereof) for each year shall first be allocated
(i) to the holders of Class C OP Units up to an amount equal to the excess of the Preferential Distribution distributed for such year and all prior years to the holders of such Units in accordance with the Certificate of Designation of the Class C OP Units over the aggregate amount of Net Income previously allocated to such holders under this subparagraph 1(c)(i), and (ii) to the holders of Class D OP Units up to an amount equal to the excess of the Preferred Return accrued with respect to such Units in accordance with the Certificate of Designation of the Class D OP Units for the current year and all prior years over the aggregate amount of Net Income previously allocated to such Holders under this subparagraph 1(c)(ii), to the extent of and in proportion to the respective amounts of such excesses.

      (d) Terminating Capital Transaction: Liquidation. Allocations of Net Income or Net Loss (or items thereof) in connection with a Terminating Capital Transaction or liquidation of the Partnership shall first be made so that, to the extent possible, each Partner's Capital Account balance is equal to such Partner's Adjusted Contribution, and the remainder of such Net Income or Net Loss (or items thereof) shall be allocated to the Partners in accordance with their Percentage Interests. Notwithstanding the preceding sentence, to the extent any Net Loss (or items thereof) would be allocated to a Restricted Partner under this subparagraph (c), such Net Loss shall not be allocated to such Restricted Partner and instead shall be allocated to the Permitted Partners pro rata in accordance with each Permitted Partner's Percentage Interest.

      (e) Rules of Construction.

            (1) Capital Account Increases. For purposes of making allocations pursuant to subparagraph 1(d) of this Exhibit B. a Partner's Capital Account balance shall be deemed to be increased by such Partner's share of any Partnership Minimum Gain and Partner Minimum Gain remaining at the close of the fiscal period in respect of which such allocations are being made.

            (2) Change in Percentage Interests. In the event any Partner's Percentage Interest changes during a fiscal year for any reason, including without limitation, the Transfer of any interest in the Partnership, the tax allocations contained in this Exhibit B shall be applied as necessary to reflect the varying interests of the Partners during such year.

2. Special Allocations. Notwithstanding any provisions of paragraph 1 of this Exhibit B. the following special allocations shall be made.

      (a) Minimum Gain Chargeback (Nonrecourse Liabilities). Except as otherwise provided in Section 1.704-2(f) of the Regulations, if there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain to the extent required by Regulations
Section 1.704-2(f). The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) and (i) of the Regulations. This subparagraph 2(a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph 2(a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

      (b) Partner Minimum Gain Chargeback. Except as otherwise provided in
Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Partner Minimum Gain attributable to such Partner Nonrecourse Debt to the extent and in the manner required by Section 1.704-2(i) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and (j)(2) of the Regulations. This subparagraph 2(b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph 2(b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

      (c) Qualified Income Offset. In the event a Partner unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(i)(d)(4), (5) or (6)
of the Regulations, and such Partner has an Adjusted Capital Account Deficit, items of Partnership income (including gross income) and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible as required by the Regulations. This subparagraph 2(c) is intended to constitute a "qualified income offset" under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

      (d) Other Chargeback of Impermissible Negative Capital Account. To the extent any Partner has an Adjusted Capital Account Deficit at the end of any Partnership fiscal year, each such Partner shall be specially allocated items of Partnership income (including gross income) and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this paragraph 2(d) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Exhibit B have been tentatively made as if this paragraph 2(d) were not in the Agreement.

      (e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

      (f) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period with respect to a Partner Nonrecourse Debt shall be specially allocated to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt (as determined under Sections 1.704-2(b)(4) and 1.704-2(i)(1) of the Regulations).

      (g) Intent of Allocations. The parties intend that the allocation provisions of this Exhibit B shall result in final Capital Account balances of the Partners that initially are equal to each Partner's Adjusted Contribution and are then in proportion to the Partners' respective Percentage Interests, so that when liquidating distributions are made in accordance with such final Capital Account balances under Section 13.2A(4) hereof, such distributions will be able to return to each Partner its Adjusted Contribution and then will be made in proportion to the Partners' respective Percentage Interests. To the extent that such final Capital Account balances do not so reflect the provisions of this Exhibit B, income and loss of the Partnership for the current year and future years, as computed for book purposes, shall be allocated among the Partners so as to result in final Capital Account balances reflecting the provisions of this Exhibit B and to the extent such allocations of items of income (including gross income) and deduction do not result in such final Capital Account balances, then, income and loss of the Partnership for prior open years, as computed for book purposes (or items of gross income and deduction of the Partnership for such years, as computed for book purposes) shall be reallocated among the Partners consistent with the foregoing. This subparagraph shall control notwithstanding any reallocation of income, loss, or items thereof, as computed for book purposes, by the Internal Revenue Service or any other taxing authority.

      (h) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any asset of the Partnership pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required. pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated among the Partners in a manner consistent with the manner in which each of their respective Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

      (i) Gross Income Allocation. There shall be specially allocated to the General Partner an amount of Partnership income and gain during each Partnership Year or portion thereof, before any other allocations are made hereunder, which is equal to the excess, if any, of the cumulative distributions of cash made to the General Partner under Section 7.3B hereof over the cumulative allocations of Partnership income and gain to the General Partner pursuant to this Section 2(i) of this Exhibit B.

3.     Tax Allocations.

      (a) Items of Income or Loss. Except as is otherwise provided in this Exhibit B. an allocation of Partnership Net Income or Net Loss to a Partner shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss, deduction and item of tax-exempt income or Section 705(a)(2)(B) expenditure (or item treated as such expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) ("Tax Items") that is taken into account in computing Net Income or Net Loss.

      (b) Section 1245/1250 Recapture. If any portion of gain from the sale of Partnership assets is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), then such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated. This subparagraph 3(b) shall not alter the amount of Net Income (or items thereof) allocated among the Partners, but merely the character of such Net Income (or items thereof). For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

      (c) Precontribution Gain Revaluations. With respect to any Contributed Property, the Partnership shall use any permissible method contained in the Regulations promulgated under Section 704(c) of the Code selected by the General Partner, in its sole discretion, to take into account any variation between the adjusted basis of such asset and the fair market value of such asset as of the time of the contribution ("Precontribution Gain"). Each Partner hereby agrees to report income, gain, loss and deduction on such Partner's federal income tax return in a manner consistent with the method used by the Partnership. If any asset has a Gross Asset Value which is different from the Partnership's adjusted basis for such asset for federal income tax purposes because the Partnership has revalued such asset pursuant to Regulations Section 1. 704:1(b)(2)(iv)(f), the allocations of Tax Items shall be made in accordance with the principles of Section 704(c) of the Code and the Regulations and the methods of allocation promulgated thereunder. The intent of this subparagraph 3(c) is that each Partner who contributed to the capital of the Partnership a Contributed Property will bear, through reduced allocations of depreciation, increased allocations of gain or other items, the tax detriments associated with any Precontribution Gain. This subparagraph 3(c) is to be interpreted consistently with such intent.

      (d) Excess Nonrecourse Liability Safe Harbor Pursuant to Regulations
Section 1. 752-3(a)(3), solely for purposes of determining each Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership (as defined in Regulations Section 1. 752-3(a)(3)), the Partners' respective interests in Partnership profits shall be determined in accordance with each Partner's Percentage Interest; provided, however, that each Partner who has contributed an asset to the Partnership shall be allocated, to the extent possible, a share of "excess nonrecourse liabilities" of the Partnership which results in such Partner being allocated nonrecourse liabilities in an amount which is at least equal to the amount of income pursuant to Section 704(c) of the Code and the Regulations promulgated thereunder (the "Liability Shortfall"). In the event there is an insufficient amount of nonrecourse liabilities to allocate to each Partner an amount of nonrecourse liabilities equal to the Liability Shortfall, then an amount of nonrecourse liabilities in proportion to, and to the extent of, the Liability Shortfall shall be allocated to each Partner.

      (e) References to Regulations. Any reference in this Exhibit B or the Agreement to a provision of proposed and/or temporary Regulations shall, in the event such provision is modified or renumbered, be deemed to refer to the successor provision as so modified or renumbered, but only to the extent such successor provision applies to the Partnership under the effective date rules applicable to such successor provision.

      (f) Successor Partners. For purposes of this Exhibit B, a transferee of a Partnership Interest shall be deemed to have been allocated the Net Income. Net Loss and other items of Partnership income, gain, loss, deduction and credit allocable to the transferred Partnership Interest that previously have been allocated to the transferor Partner pursuant to this Agreement.

                                    Exhibit C

                           CERTIFICATE OF DESIGNATION

                                     OF THE

                                CLASS B OP UNITS

                                       OF

                              MERISTAR HOSPITALITY
                           OPERATING PARTNERSHIP, L.P.

            MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), does hereby certify that, pursuant to the authority conferred on its general partner, MeriStar Hospitality Corporation, a Maryland corporation (the "General Partner") by the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended from time to time (the "Agreement"), the General Partner hereby adopts the following for the
Partnership:

            "RESOLVED, that pursuant to the authority vested in this General Partner in accordance with Article 4 of the Agreement:

1. A series of Class B limited partnership interests of the Partnership, to be known as Class B OP Units be, and it hereby is, created, classified, authorized and the issuance thereof provided for, and that the designation and number of units, and relative rights, preferences and limitations thereof, shall be as set forth herein:

2. DESIGNATION, AMOUNT AND RIGHTS.

      (a) CLASS B OP UNITS. The units of this series of limited partnership interests shall be designated as "Class B OP Units," and the number of units of limited partnership interests constituting such series shall be that number of Class B OP Units issued pursuant to Section 4. 1, 4.2 and 4.3. The number of Class B OP Units outstanding and the Percentage Interests in the Partnership represented by such Class B OP Units are set forth in Exhibit A of the Agreement, as such Exhibit may be amended from time to time. Except with respect to the payment of dividends as provided in Section 2.1 below, all holders of Class B OP Units shall have the identical rights, preferences and obligations as a holder of OP Units. The ownership of Class B Units shall be evidenced by such form of certificate as the General Partner adopts from time to time unless the General Partner determines that the Class B OP Units shall be uncertificated securities.

3.    DIVIDENDS.

      (a) DIVIDEND. A dividend period (a "Dividend Period") with respect to any Class B OP Unit shall commence on and include the first day of issuance of such series of Class B OP Units and shall end on and include the last day of the calendar quarter to which such Dividend Period corresponds. The holder of each Class B OP Unit shall be entitled to receive, when and as declared by the board of directors of the General Partner, and on the terms and subject to the conditions specified by the board of directors of the General Partner at the time any such dividend is declared, out of funds legally available therefor, such dividend relating only to the Dividend Period for which such dividend is declared. Accordingly, that holder of a Class B OP Unit shall be entitled to receive a dividend equal to the product of (i) the number of Class B OP Units owned by the Partner multiplied by the dividend declared per unit of limited partnership interest of the Partnership by the board of directors of the General Partner, multiplied by (ii) a fraction the numerator of which is the Dividend Period and the denominator of which is the number of days in the calendar quarter to which such Dividend Period relates.

4     CONVERSION.

      (a) AUTOMATIC CONVERSION. On the first day following the record date for the payment of dividends relating to the calendar quarter in which such Class B OP Unit was issued, each such issued and outstanding Class B OP Unit shall automatically be converted into an equal amount of OP Units, without any action required on the part of the Class B OP Unit holder.

5.    MISCELLANEOUS.

      (a) Unless otherwise defined herein, all defined terms used herein shall be such meaning ascribed such term in the Agreement."

                                    Exhibit D

                           CERTIFICATE OF DESIGNATION

                                     OF THE

                                CLASS C OP UNITS

                                       OF

                              MERISTAR HOSPITALITY

                           OPERATING PARTNERSHIP, L.P.

            MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), does hereby certify that, pursuant to the authority conferred on its general partner. MeriStar Hospitality Corporation, a Maryland corporation (the "General Partner"), by the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended from time to time (the "Agreement"), the General Partner hereby adopts the following for the
Partnership:

            "RESOLVED, that pursuant to the authority vested in this General Partner in accordance with Article 4 of the Agreement:

1. A series of Class C limited partnership interests of the Partnership, to be known as "Class C OP Units" be, and it hereby is, created, classified, authorized and the issuance thereof provided for, and that the designation and number of units, and relative rights, preferences and limitations thereof, shall be as set forth herein:

2. DESIGNATION, AMOUNT AND RIGHTS.

      (a) CLASS C OP UNITS. The units of this series of limited partnership interests shall be designated as "Class C OP Units," and the number of units of limited partnership interest constituting such series shall be that number of Class C OP Units issued pursuant to Sections 4.1. 4.2 and 4.3 of the Agreement. The number of Class C OP Units outstanding and the Percentage Interests in the Partnership represented by such Class C OP Units shall be as set forth in Exhibit A to the Agreement, as such Exhibit may be amended from time to time. Except as otherwise provided herein, all holders of Class C OP Units shall have the identical rights, preferences and obligations as a holder of OP Units. The ownership of Class C Units shall be evidenced by such form of certificate as the General Partner adopts from time to time unless the General Partner determines that the Class C OP Units shall be uncertificated securities.

3. DISTRIBUTIONS.

      (a) PREFERENTIAL DISTRIBUTIONS. Except for the First Distribution Payment as provided in Section 3.2 below, the holders of the Class C OP Units are entitled to receive, when as determined by the General Partner, quarterly distributions of $0.5575 per Class C OP Unit (the "Preferential Distribution"). The distribution on the Class C OP Units shall be non-cumulative. The Class C
OP Unit distribution is subject to adjustment as determined by the General Partner as equitably required in the event that there is any change in the units of limited partnership of the Partnership or exchange of such units of limited partnership for a different number or kind of units or other partnership interests of the Partnership by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, subdivision or consolidation of such units, change in partnership structure or other event which results in a similar change in the equity position of a holder of Class C OP Units (such an event a "Reclassification"). The right of a holder of a Class C OP Unit to receive the Preferential Distribution shall terminate upon the earlier to occur of (i) the exchange of the Class C OP Unit into share(s) of common stock of the Company (an "Exchange Termination Event") and (ii) the payment of a quarterly distribution per OP Unit of at least $0.5575 per unit, as adjusted to reflect a Reclassification (a "Preferential Distribution Termination Event," and together with an Exchange Termination Event, a "Termination Event"). Upon a Preferential Distribution Termination Event, the affected Class C OP Units shall automatically convert to OP Units as described to Section 5.1, provided however, a Preferential Distribution Termination Event shall not by itself terminate such unit's associated Contingent Value Right (as defined in Section 4). While any Class C OP Units are issued and outstanding, the General Partner shall not pay any quarterly distribution in accordance with Section 5.1 of the Agreement with respect to any class of OP Unit that is junior in rank with regard to the payment of distributions pursuant to Section 5.1 of the Agreement prior to the declaration and payment of the Preferential Distribution with regard to any issued and outstanding Class C OP Unit. The Class C OP Units shall rank pari passu with respect to distributions with the Class D OP Units.

      (b) FIRST DISTRIBUTION. Subject to Section 3.1, the first distribution to be paid for each Class C OP Unit after its issuance (the "First Distribution Payment") shall equal the product of (i) the Preferential Distribution (subject to adjustment in the event of a Reclassification) multiplied by (ii) a fraction, the numerator of which is the First Distribution Period (as defined below) and the denominator of which is the number of days in the calendar quarter to which such First Distribution Period corresponds. After the declaration and payment of the First Distribution Payment, Class C OP Units shall pay a dividend equal to the Preferential Distribution, to the extent provided herein. "First Distribution Period" shall mean that period of time that commences on and includes the day of issuance of such Class C OP Unit and shall end on and include the last day of the calendar quarter in which such issuance occurred.

4. CONTINGENT VALUE RIGHT. Upon issuance of a Class C OP Unit, the holder thereof shall also receive one Contingent Value Right which right shall attach to and remain inseparable, other than in connection with a Preferential Distribution Termination Event, from the Class C OP Unit upon which it was issued. A "Contingent Value Right" shall automatically entitle the holder thereof to receive on the first year anniversary of the issuance of the Class C OP Unit that number of OP Units equal to 1 multiplied by a fraction (a) the numerator of which is the difference between (i) $35. 40 (subject to adjustment as provided below under Current Market Price) and (ii) the Current Market Price (as defined below) of a share of common stock of the Company and (b) the denominator of which is the Current Market Price of a share of common stock of the Company. For example, if the Current Market Price per share of common stock of the Company were either $25, $35 or $40, then the number of OP Units to be issued upon exercise of the Contingent Value Right would be calculated as follows, respectively:

                  (i)   $35.40-$25 =    .416 OP Unit
                        ----------
                           $25

                  (ii)  $35.40-$35 =    .011 OP Unit
                        ----------
                           $35

            or

                  (iii) $35.40-$40 =      0 OP Unit
                        ----------
                           $40

            "Current Market Price" shall mean the average final closing price per share of common stock of the Company as calculated during the twenty (20) trading days immediately preceding the first year anniversary date of the issuance of the Class C OP Unit. Notwithstanding anything herein to the contrary, the Contingent Value Right shall terminate and be null and void (i) if the Current Market Price of a share of common stock of the Company equals at least $35.40, provided, however, that in any event, if prior to exercise of the Contingent Value Right the outstanding shares of common stock of the Company shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the $35.40 amount shall be correspondingly adjusted, as determined by the General Partner, to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or (ii) if an Exchange Termination Event has occurred prior to the first year anniversary date of the issuance of the Class C OP Unit or
            (iii) if the Contingent Value Right is not exercised on or before the first year anniversary date of the issuance of the Class C OP Unit or (iv) upon exercise of a Contingent Value Right. Upon a Preferential Distribution Termination Event, the corresponding Contingent Value Right shall detach from the Class C OP Unit and shall automatically attach to the OP Unit issued in exchange for the terminated Class C OP Unit.

5. CONVERSION. Immediately upon a Preferential Distribution Termination Event, each such issued and outstanding Class C OP Unit shall automatically be converted into an equal amount of OP Units, without any action required on the part of the Class C OP Unit holder. Upon a Preferential Distribution Termination Event, the corresponding Contingent Value Right shall detach from the Class C OP Unit and shall automatically attach to the OP Unit issued in exchange for the terminated Class C OP Unit.


6. VOTING RIGHTS. The holders of the Class C OP Units shall be entitled to one vote per Class C OP Unit and, except as required by law, shall vote together with the holders of the OP Units and not as a separate class or group.


7.    MISCELLANEOUS.



      (a) Unless otherwise defined herein, all defined terms used herein shall have such meaning ascribed such term in the Agreement."

                                    Exhibit E

                           CERTIFICATE OF DESIGNATION

                                     OF THE

                                CLASS D OP UNITS

                                       OF

                              MERISTAR HOSPITALITY
                           OPERATING PARTNERSHIP, L.P.



      MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), does hereby certify that, pursuant to the authority conferred on its general partner, MeriStar Hospitality Corporation, a Maryland corporation (the "General Partner") by the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended from time to time (the "Agreement"), the General Partner hereby adopts the following for the
Partnership:

      "RESOLVED, that pursuant to the authority vested in this General Partner in accordance with Article 4 of the Agreement:

1. A series of Class D limited partnership interests of the Partnership, to be known as "Class D OP Units" be, and it hereby is, created, classified, authorized and the issuance thereof provided for, and that the designation and number of units, and relative rights, preferences and limitations thereof, shall be as set forth herein:

2. DESIGNATION, AMOUNT AND RIGHTS.

(a) CLASS D OP UNITS. The units of this series of limited partnership interests shall be designated as "Class D OP Units," and the number of units of limited partnership interest constituting such series shall be that number of Class D OP Units issued pursuant to Section 4.3 of the Agreement. The number of Class D OP Units outstanding and the Percentage Interests in the Partnership represented by such Class D OP Units shall be as set forth in Exhibit A to the Agreement, as such Exhibit may be amended from time to time. Except as otherwise provided herein, all holders of Class D OP Units shall have the identical rights, preferences and obligations as a holder of OP Units. The ownership of Class D Units shall be evidenced by such form of certificate as the General Partner adopts from time to time unless the General Partner determines that the Class D OP Units shall be uncertificated securities.

3. DISTRIBUTIONS. The holders of the Class D OP Units are entitled to receive, except to the extent the General Partner, by resolution of its Board of Directors, determines that the

Partnership does not have cash available for distribution, with respect to each Class D OP Unit, a preferential distribution (a "Preferential Distribution") equal to the excess, if any, of (x) a preferred distribution right at the rate of 6.5% per annum, compounded quarterly to the extent not distributed (the "Preferred Return"), with respect to an amount equal to $22.16 (the "Preferred Capital") per class D OP Unit over (y) the aggregate of all amounts previously distributed to such Class D OP Unit pursuant to Section 5.1 of the Agreement. While any Class D OP Units are issued and outstanding, the General Partner shall not pay any quarterly distribution in accordance with Section 5.1 of the Agreement with respect to any class of OP Unit that is junior in rank with regard to the payment of distributions pursuant to Section 5.1 of the Agreement prior to the declaration and payment of the Preferential Distribution with regard to any issued and outstanding Class D OP Unit. The Class D OP Units shall rank pari passu with respect to distributions with the Class OP Units. In addition, the holders of the Class D OP Units shall be entitled to receive any accrued but unpaid distributions attributable to the 392.157 Preferred Units issued pursuant to the Third Amendment to the Agreement of Limited Partnership of CapStar Management Company, L.P.

4. MANDATORY REDEMPTION.

(a) Except as otherwise provided in the last sentence of this Section 4(a), the Partnership shall have the right ("Mandatory Redemption Right") at any time on or after April 1, 2000, to redeem all or any portion of the Class D OP Units at a redemption price equal to $22.16 per Class D OP Unit; provided, however, that any such redemption shall be effected on a pro rata basis among all of the holders of Class D OP Units. The Mandatory Redemption Right shall be exercised pursuant to a notice (the "Mandatory Redemption Notice") delivered by the Partnership to the holders of Class D OP Units whose Class D OP Units are being redeemed. If the Mandatory Redemption Notice is given to a holder of Class D OP Units, then the redemption of such holder's Class D OP Units shall take place on the tenth Business Day (as defined in the Exchange Rights Agreement, dated August 3, 1998, among MeriStar Hospitality Corporation ("MHC"), the Partnership and the Persons set forth therein (the "Exchange Agreement")) after the giving of such notice. On such tenth Business Day, the Partnership shall pay to such holder of Class D OP Units the redemption price herein above provided for, and such holder of Class D OP Units shall deliver to the Partnership such instruments of transfer as the Partnership shall reasonably require, assigning to the Partnership the Class D OP Units being redeemed, free and clear of all liens and encumbrances. Such holder of Class D OP Units shall pay any state or local property tax payable in connection with such transfer. Notwithstanding anything to the contrary contained in the foregoing, if, within 5 Business Days after the giving of the Mandatory Redemption Notice, any holder of Class D OP Units gives the Notice of Exchange (as defined in the Exchange Agreement) with respect to the Class D OP Units specified in such Mandatory Redemption Notice, then such Mandatory Redemption Notice shall be deemed null and void and the provisions of Article 2 of the Exchange Rights Agreement shall apply with respect to such Class D OP Unit Special Allocation. To the extent that distributions are made to holders of a class of OP Units prior to distributions to holders of any other class of OP Units, whether pursuant to the provision of
Article 5 or a Certificate of

Designation with respect to a certain class or classes of OP Units. Net Income (or items thereof), shall first be allocated to such holders in an amount equal to such distributions.

(b)(i) Notwithstanding anything to the contrary contained in Section 4(a), the General Partner shall have the right to cause MHC to purchase all or any portion of the Class D OP Units in lieu of the Partnership's exercise of its Mandatory Redemption Right. Any such purchase by MHC of the Class D OP Units shall be on the terms and conditions set forth in Section 4(a), with MHC performing the obligations of the Partnership under such section; provided, however, that the General Partner shall have the right (the "Share Exchange Right"), in lieu of causing MHC to pay to the holder of Class D OP Units in question the redemption price provided for in Section 4(a), to cause MHC to deliver to such holder of Class D OP Units a number of shares of common stock, par value $.01 per share of MHC (the "MHC Shares") equal to (i) the number of Class D OP Units being purchased, multiplied by (ii) $22.16, divided by (iii) the Value (as defined in the Exchange Rights Agreement) per MHC Share on the Valuation Date (as defined in the Exchange Rights Agreement) (which amount shall be rounded down to the nearest whole number if it is not a whole number). The Share Exchange Right shall be exercised by notice included in the Mandatory Redemption Notice. For purposes of this Section 4. the term "Valuation Date" shall mean the date on which the Mandatory Redemption Notice is delivered to the holder in question or, if such date is not a Business Day, the first Business Day thereafter. If MHC purchases Class D OP Units pursuant to this
Section 4(b), MHC shall contribute such Class D OP Units to the General Partner, and the General Partner shall thereafter be treated for all purposes as the owner of such Class D OP Units.

(ii) Notwithstanding anything to the contrary contained in clause (i) of this
Section 4(b), if the General Partner shall exercise the Share Exchange Right with respect to a holder of Class D OP Units on or after April 1, 2000, such holder of Class D OP Units shall have the right, by notice given to the General partner within five Business Days after the giving of the Mandatory Redemption Notice, to receive cash for its Class D OP Units in lieu of accepting delivery of MHC Shares therefor. If any holder of Class D OP Units shall exercise such right, then the Partnership or MHC shall pay to such holder of Class D OP Units the redemption price for the Class D OP Units being redeemed as provided in
Section 4(a) or clause (i) of this Section 4(b), as applicable. In addition to the foregoing, if the General Partner shall exercise the Mandatory Redemption Right on or after April 1, 2000 and shall not exercise the Share Exchange Right as to a holder of Class D OP Units, such holder shall have the right, by notice given to the General Partner within five Business Days after the giving of the Mandatory Redemption Notice, to require the General Partner to cause MHC to deliver MHC Shares to such holder in exchange for such holder's Class D OP Units. If any holder of Class D OP Units shall exercise such right, then the General Partner shall cause MHC so to deliver such MHC Shares on the terms and conditions set forth in clause (i) of this Section 4(b).

(c) If the Mandatory Redemption Right is exercised or MHC purchases Class D OP Units pursuant to Section 4(b), then the Partnership or MHC, as the case may be, shall be required to pay (or cause to be paid) to the holder of Class D OP Units in question, in addition to the payment or the delivery of MHC Shares herein above provided for an amount equal to the Preferential Distribution (as of the date such payment is made) attributable to the Class D OP Units being so redeemed or purchased: provided, however, that if the General Partner has elected to cause MHC to purchase Class D OP Units by delivery of MHC Shares and a holder of Class D OP Units has not elected, pursuant to Section 4(b), to receive cash in lieu of such MHC Shares, or if a holder of Class D OP Units has elected pursuant to Section 4(b) to receive MHC Shares in exchange for its Class D OP Units, the General Partner shall have the right, in lieu of paying an amount equal to such Preferential Distribution, to cause MHC to deliver to such holder a whole number of MHC Shares equal to the amount of such Preferential Distribution (as of the date such payment is made) DIVIDED BY the Value on the Valuation Date of one MHC Share (rounded down to the nearest whole number of MHC Shares if such quotient is not a whole number).

      (d) Notwithstanding the foregoing, in no event shall the Mandatory Redemption Right be exercisable with respect to any Class D OP Unit as to which a Notice of Exchange has been given as provided in Article 2 of the Exchange Rights Agreement.

5. REDEMPTION. In addition to the right of redemption provided for in Article 2 of the Exchange Rights Agreement, the holders of Class D OP Units shall have the right, on one occasion only on or after April 1, 2004, to require the Partnership to redeem all of their Class D OP Units then outstanding at a redemption price equal to $22.16 per Class D OP Unit. If such right is exercised, then, for purposes of this Agreement but subject to the further provisions of this Section 5, (i) such exercise shall be deemed to constitute, as to each holder of Class D OP Units the exercise of the Exchange Right, (ii) each such holder of Class D OP Units shall be deemed an Exchanging Partner, and
(iii) such redemption shall, except as provided above and except as hereinafter provided, be treated in the same manner as a redemption pursuant to Section 2.1 of the Exchange Rights Agreement; provided that (A) the Notice of Exchange shall be signed by all such holders of Class D OP Units, (B) each Notice of Exchange shall state specifically that it is being give under this Section 5 and (C) such holders of Class D OP Units shall be entitled to elect (which election shall be indicated in the Notice of Exchange) whether to be paid the Cash Amount (which term, for purposes of this Section 5 shall mean the redemption price provided for above) or to receive MHC Shares in exchange for their Class D OP Units (the number of MHC Shares so to be delivered to such holders of Class D OP Units to be computed in accordance with Section 5(b) hereof). In the event such holders of Class D OP Units elect to receive MHC Shares in exchange for their Class D OP Units, the provisions of Section 2.1.B of the Exchange Rights Agreement shall apply (except that references therein to the General Partner's election to deliver MHC Shares to the Exchanging Partners shall instead be deemed references to the election of the holders of Class D OP Units to receive MHC Shares).

6. VOTING RIGHTS. The holders of the Class D OP Units shall be entitled to one vote per Class D OP Unit and, except as required by law, shall vote together with the holders of the OP Units and not as a separate class or group.

7. MISCELLANEOUS.

(a) Unless otherwise defined herein, all defined terms used herein shall have such meaning ascribed such term in the Agreement.

      IN WITNESS WHEREOF, the General Partner has caused this Certificate of Designation to be duly signed by the undersigned this ___th day of _________, 1998.



                                   MERISTAR HOSPITALITY CORPORATION



                                   By: ___________________________________
                                       Name:
                                       Title:



                                      E-6